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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Cubist Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CUBIST PHARMACEUTICALS, INC.
65 Hayden Avenue
Lexington, MA 02421

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF CUBIST PHARMACEUTICALS, INC.:

        NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Stockholders of Cubist Pharmaceuticals, Inc., or the 2009 Annual Meeting, will be held at our offices at 55 Hayden Avenue, Lexington, MA 02421, on Thursday, June 4, 2009 at 8:30 A.M. local time, for the following purposes:

  1.
  To elect three (3) Class I directors to our Board of Directors, each to hold office for a three-year term and until his or her successor has been duly elected and qualified.

  2.
  To consider and vote upon a proposal to amend our Amended and Restated 1997 Employee Stock Purchase Plan, or ESPP, to increase the number of shares issuable under the ESPP by 500,000.

  3.
  To consider and vote upon a proposal to amend our Amended and Restated 2002 Directors' Equity Incentive Plan, or Directors' Plan, to extend the term of the Directors' Plan by three years and to increase the number of shares issuable under the Directors' Plan by 400,000.

  4.
  To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

  5.
  To transact such other business as may properly come before the 2009 Annual Meeting or any adjournments or postponements thereof.

        The Board of Directors has fixed April 9, 2009 as the record date for the determination of stockholders entitled to notice of, and to vote at, the 2009 Annual Meeting. Accordingly, only stockholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the meeting or any adjournments thereof.

        We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish proxy materials, including this Notice, the Proxy Statement, our 2008 Annual Report and the proxy card for the 2009 Annual Meeting, to our stockholders via the Internet. Taking advantage of these rules allows us to lower the cost of delivering annual meeting materials to our stockholders and reduce the environmental impact of printing and mailing these materials.

        To ensure your representation at the 2009 Annual Meeting, you are urged to vote by proxy by one of the following steps as promptly as possible:

  (a)
  Vote via the Internet pursuant to the instructions provided in the Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, that we will mail no later than April 25, 2009 to all stockholders of record and beneficial owners as of the record date; or

  (b)
  Request printed copies of the proxy materials by mail pursuant to the instructions provided in the Notice of Internet Availability and either:

  (i)
  complete, date, sign and return the proxy card that you will receive in response to your request; or

  (ii)
  vote via telephone (toll-free) in the United States or Canada in accordance with the instructions on the proxy card.

        The Internet and telephone voting procedures are designed to authenticate stockholders' identities, to allow stockholders to vote their shares, and to confirm that stockholders' instructions have been properly recorded. Voting via the Internet or telephone must be completed by 2:00 a.m. Eastern Time on June 4, 2009. Your shares cannot be voted unless you vote by one of the methods described above or attend the 2009 Annual Meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the stockholders is important.

By Order of the Board of Directors,

TAMARA L. JOSEPH Secretary

April 24, 2009

NOTE:	THE BOARD OF DIRECTORS SOLICITS YOUR VOTE BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE 2009 ANNUAL MEETING, PLEASE PROMPTLY VOTE VIA ANY OF THE METHODS DESCRIBED ABOVE. IF YOU ATTEND THE 2009 ANNUAL MEETING, YOU MAY WITHDRAW ANY PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.

CUBIST PHARMACEUTICALS, INC.
65 Hayden Avenue
Lexington, MA 02421

PROXY STATEMENT

 GENERAL INFORMATION

Proxy Solicitation

        This Proxy Statement is furnished to the holders of our common stock, $.001 par value per share, in connection with the solicitation of proxies on behalf of our Board of Directors, or Board, for use at the 2009 Annual Meeting of Stockholders, or the 2009 Annual Meeting, to be held at our offices at 55 Hayden Avenue, Lexington, Massachusetts on Thursday, June 4, 2009 at 8:30 A.M. local time or at any future date and time following an adjournment or postponement of the meeting. The purposes of the 2009 Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of 2009 Annual Meeting of Stockholders, or the Notice. The Board knows of no other business that will come before the 2009 Annual Meeting.

        In accordance with applicable Securities and Exchange Commission, or SEC, rules and regulations, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing our proxy materials, including the Notice, this Proxy Statement, our 2008 Annual Report to Stockholders and the proxy card for the 2009 Annual Meeting, by providing access to such documents on the Internet. We will send a Notice of Internet Availability of Proxy Materials, or the Notice of Internet Availability, no later than April 25, 2009 to our stockholders of record and beneficial owners as of April 9, 2009, the record date for the 2009 Annual Meeting. The Notice of Internet Availability contains instructions for accessing and reviewing our proxy materials on the Internet and voting by proxy over the Internet. If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability contains instructions on how to request such materials by mail. You will not receive printed copies of the proxy materials unless you request them this year or have requested them in response to a Notice of Internet Availability in the past. If you elect to receive the materials by mail, you may also vote by proxy on a proxy card or via telephone. Viewing our proxy materials and voting by proxy electronically will save us the cost of printing and mailing documents to you and will reduce the impact on the environment.

        If you are a stockholder of record, you may vote in person at the 2009 Annual Meeting even if you have voted previously by proxy. We will give you a ballot when you arrive.

        We will pay the costs of soliciting proxies. The members of the Board, which we refer to as our directors, as well as our officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone. We will also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically, and may utilize the assistance of third parties in connection with our proxy solicitation efforts.

Voting and Revocability of Proxy

        Stockholders of record can vote their shares (1) via the Internet, (2) via a toll-free telephone call from the U.S. or Canada, (3) by mailing a signed proxy card, or (4) in person at the 2009 Annual Meeting. The Internet and telephone voting procedures are designed to authenticate stockholders' identities, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

        Stockholders may revoke the authority granted by their execution of proxies at any time before the effective exercise of such authority by filing with our Secretary a written revocation or a duly executed proxy bearing a later date or by voting in person at the 2009 Annual Meeting. Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby to (i) approve Proposal No. 1 to elect the Class I nominees to the Board, (ii) approve Proposal No. 2 to amend our Amended and Restated Employee Stock Purchase Plan, or ESPP, to increase the number of shares issuable under the ESPP by 500,000, (iii) approve Proposal No. 3 to amend our Amended and Restated 2002 Directors' Equity Incentive Plan, or the Directors' Plan, to extend the term of the plan by three years and to increase the number of shares issuable under the Directors' Plan by 400,000, and (iv) approve Proposal No. 4 to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009, each as set forth in the accompanying Notice and in accordance with the proxies' best judgment on any other matters that may properly come before the 2009 Annual Meeting.

Record Date, Voting Rights and Vote Required

        Only stockholders of record at the close of business on April 9, 2009, the record date, are entitled to notice of, and to vote at, the 2009 Annual Meeting or any adjournment or postponement of the meeting. On the record date, we had outstanding 57,629,157 shares of common stock, each of which is entitled to one vote upon each of the matters to be presented at the 2009 Annual Meeting. The presence, in person or by proxy, of a majority of the issued and outstanding shares of common stock on the record date, will constitute a quorum for the transaction of business at the 2009 Annual Meeting. Votes withheld from any nominee, abstentions, and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the 2009 Annual Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on one or more proposals because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

        In the election of directors, the affirmative vote of a plurality of the shares of common stock present or represented and entitled to vote at the 2009 Annual Meeting, in person or by proxy, is required for the election of each of the nominees. Abstentions and broker "non-votes" will have no effect on the voting outcome with respect to the election of directors. For the proposals to increase the number of shares issuable under the ESPP, to extend the term and to increase the number of shares issuable under the Directors' Plan, and to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009, the affirmative vote of the holders of a majority of shares present in person or represented by proxy at the 2009 Annual Meeting and entitled to vote on such proposals, is required. Abstentions have the practical effect of a vote against these proposals. Broker "non-votes" will have no effect on the voting outcome of these proposals.

 PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information with respect to each person known to us to be the beneficial owner of more than 5% of our issued and outstanding common stock as of April 9, 2009. On April 9, 2009, we had outstanding 57,629,157 shares of common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Federated Investors, Inc.(2)	7,044,963	12.2%
Federated Investors Tower
Pittsburgh, PA 15222-3779
Wellington Management Company, LLP(3)	6,012,774	10.4%
75 State Street
Boston, Massachusetts 02109
FMR LLC(4)	5,200,646	9.0%
82 Devonshire Street
Boston, Massachusetts 02109
Barclays Global Investors, N.A.(5)	4,512,711	7.8%
400 Howard Street
San Francisco, CA 94105

(1)
We calculated the percentage of class based on the number of shares reported as beneficially owned in the SEC filings of the beneficial owners divided by the actual number of shares outstanding as of April 9, 2009. The percentages in the table may differ from the percentages reported in the beneficial owners' filings with the SEC because the beneficial owners may have used different denominators than the actual number of shares outstanding as of April 9, 2009.

(2)
The information reported is based on a Schedule 13G/A filed with the SEC on March 10, 2009 jointly by Federated Investors, Inc., or Federated, Voting Shares Irrevocable Trust, or the Trust, and John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue, each individually and as a trustee of the Trust. Federated reported that it had sole voting and dispositive power with respect to 7,044,963 shares as of February 28, 2009. Federated reported that it is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp., which act as investment advisers to registered investment companies and separate accounts that own such shares.

(3)
The information reported is based on a Schedule 13G/A filed with the SEC on April 9, 2009 by Wellington Management Company, LLP, or Wellington. Wellington, an investment adviser, reported that it beneficially owned 6,012,774 shares and that it had shared voting power with respect to 5,253,301 shares and shared dispositive power with respect to 6,001,374 shares as of March 31, 2009. Various clients of Wellington have the right or the power to direct the receipt of dividends from, or the proceeds from the sale of, such shares.

(4)
The information reported is based on a Schedule 13G/A filed with the SEC on February 17, 2009 by FMR LLC. Various persons, including FMR LLC, have the right or the power to direct the receipt of dividends from, or the proceeds from, the sale of such shares.

(5)
The information reported is based on a Schedule 13G filed with the SEC on February 5, 2009 by Barclays Global Investors, N.A., or Barclays, and certain affiliated entities. Barclays reported that it holds the shares in trust accounts for the economic benefit of the beneficiaries of those accounts and that it had sole voting power with respect to 3,645,787 shares and sole dispositive power with respect to 4,512,711 shares as of December 31, 2008.

 MANAGEMENT STOCKHOLDERS

        The following table sets forth information as of April 9, 2009, as reported to us, with respect to the beneficial ownership of common stock by each member of our Board, who we refer to as our directors, and each Named Executive Officer (as that term is defined in the Compensation Discussion and Analysis section of this Proxy Statement), and by all of our current directors and Executive Officers as a group. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to stock options held by that person that are currently exercisable or exercisable within 60 days of April 9, 2009 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated below and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name. Shares included below in the column entitled "Right to Acquire" represent shares subject to outstanding stock options currently exercisable or exercisable within 60 days of April 9, 2009. On April 9, 2009, we had outstanding 57,629,157 shares of common stock.

	Number of Shares Beneficially Owned
				Percentage of Shares Beneficially Owned
Name	Outstanding Shares	Right to Acquire	Total Number
Michael Bonney	58,779	939,062	997,841	1.7%
Lindon Fellows	4,560	89,843	94,403	*
Steven Gilman	2,824	25,000	27,824	*
David McGirr	4,094	211,749	215,843	*
Robert Perez	11,479	268,062	279,541	*
Kenneth Bate	3,520	81,250	84,770	*
Mark Corrigan	—	2,499	2,499	*
Sylvie Grégoire	680	24,166	24,846	*
Nancy Hutson	2,000	2,499	4,499	*
David Martin, Jr.(1)	32,261	130,000	162,261	*
Walter Maupay, Jr.(2)	25,857	104,300	130,157	*
Martin Rosenberg	4,000	38,500	42,500	*
Matthew Singleton	2,000	57,000	59,000	*
Martin Soeters	2,680	23,333	26,013	*
Michael Wood	4,680	48,500	53,180	*
All directors and Executive Officers as a group (18 persons)	162,782	2,121,355	2,284,137	4.0%

*
Less than 1% of the issued and outstanding shares of common stock.

(1)
Dr. Martin holds his shares and stock options through a trust, the trustees of which are Dr. Martin and his wife.

(2)
Mr. Maupay holds a portion of his shares with joint voting and investment power with his wife.

 INFORMATION AS TO DIRECTORS AND NOMINEES FOR DIRECTOR

        The names of our directors (including the nominees for re-election as Class I Directors at the 2009 Annual Meeting) and certain information regarding each director are listed below.

Name	Age	Position(s) Held	Director Since	Term Expires	Class of Director
Kenneth Bate, MBA(1)	58	Lead Director	2003	2009	I
Nancy Hutson, Ph.D.(2)(3)	59	Director	2008	2009	I
David Martin, Jr., M.D.(3)*	68	Director	1997	2009	I
Martin Soeters(4)	54	Director	2006	2009	I
Michael Bonney	50	Director, President and CEO	2003	2010	II
Mark Corrigan, M.D. (1)(3)	51	Director	2008	2010	II
Sylvie Grégoire, Pharm.D.(2)	47	Director	2006	2010	II
Walter Maupay, Jr., MBA(2)**(4)	70	Director	1999	2010	II
Martin Rosenberg, Ph.D.(3)**	63	Director	2005	2011	III
Matthew Singleton, MBA, CPA(1)**	56	Director	2003	2011	III
Michael Wood, M.D.(4)**	65	Director	2005	2011	III

(1)
Member of Audit Committee

(2)
Member of Corporate Governance and Nominating Committee

(3)
Member of Scientific Affairs Committee

(4)
Member of Compensation Committee

*
Dr. Martin will retire from the Board as of the 2009 Annual Meeting. As of the 2009 Annual Meeting, the Class I Directors will be reduced to three.

**
Committee Chair

        Mr. Bate has served as one of our directors since June 2003 and became our Lead Director in June 2006. Since January 2007, Mr. Bate has been President and Chief Executive Officer and a director of Nitromed, Inc., a pharmaceutical company. From March 2006 until January 2007, Mr. Bate was Chief Operating Officer and Chief Financial Officer of Nitromed. From January 2005 to March 2006, he was employed at JSB Partners, a firm which Mr. Bate co-founded that provides banking and advisory services to biopharmaceutical companies. From 2002 to January 2005, Mr. Bate was head of commercial operations and Chief Financial Officer at Millennium Pharmaceuticals, Inc. In 1999, Mr. Bate co-founded JSB Partners, an investment banking and transaction advisory firm serving the biopharmaceutical industry. He was a partner at JSB Partners through 2002. From 1997 to 1999, Mr. Bate served as Senior Managing Director and Chief Executive Officer of MPM Capital, LP, a venture capital company. He was also an advisor to BB Bioventures, a venture capital fund. Mr. Bate's life sciences industry experience also includes six years at Biogen, Inc.; from 1993 to 1996 as the company's Vice President of sales and marketing, and as Chief Financial Officer from 1990 to 1993. Mr. Bate is a director of AVEO Pharmaceuticals, Inc., a biopharmaceutical company. Mr. Bate received his B.A. degree in Chemistry from Williams College, and an MBA from The Wharton School of the University of Pennsylvania.

        Mr. Bonney has served as our President and Chief Executive Officer and as a member of the Board of Directors since June 2003. From January 2002 to June 2003, he served as our President and Chief

Operating Officer. From 1995 to 2001, he held various positions of increasing responsibility at Biogen, Inc., a biopharmaceutical company, including Vice President, Sales and Marketing from 1999 to 2001. While at Biogen, Mr. Bonney built the commercial infrastructure for the launch of Avonex. Prior to that, Mr. Bonney held various positions of increasing responsibility in sales, marketing and strategic planning at Zeneca Pharmaceuticals, ending his eleven-year career there serving as National Business Director. Mr. Bonney received a B.A. in Economics from Bates College. Mr. Bonney is a director of NPS Pharmaceuticals, Inc., a biopharmaceutical company, and serves on the Boards of Trustees of the Beth Israel Deaconess Medical Center and Bates College. Mr. Bonney is also a member of the Biotechnology Industry Organization, or BIO, Health Section Governing Body.

        Dr. Corrigan has served as one of our directors since June 2008. Dr. Corrigan is Executive Vice President, Research and development at Sepracor, Inc. and has served in this position since he joined Sepracor in April 2003. Prior to joining Sepracor, Dr. Corrigan was Group Vice President of Global Clinical Research and Experimental Medicine at Pharmacia Corp., a pharmaceutical company, from 1998 to 2003, with responsibility for clinical research, biostatistical/data management and global procurement for compounds in Phases I-IIIB. Prior to joining the pharmaceutical industry with the Upjohn Company (which became Pharmacia) in 1993, Dr. Corrigan spent five years in academic research at the University of North Carolina Medical School, focusing in psychoneuroendocrinology. During his tenure, he was a principal investigator for several novel antipsychotics and continues to maintain an appointment as Adjunct Clinical Professor of Psychiatry. Dr. Corrigan also serves on the board of NeuroMed Technologies, Inc. He has more than 20 years of experience in treating psychiatric and central nervous system disorders and is board certified in psychiatry and neurology. He earned his undergraduate and medical degrees from the University of Virginia and subsequently received specialty training in psychiatry at Cornell and Maine Medical Center. Dr. Corrigan is a Distinguished Fellow of the American Psychiatric Association (APA).

        Dr. Grégoire has served as one of our directors since June 2006. Since 2007, Dr. Grégoire has served as President, Human Genetic Therapies division of Shire Pharmaceuticals Group plc, a pharmaceuticals company. From August 2005 to June 2008, she served as a director of IDM-Pharma, a biopharmaceuticals company, including serving as Executive Chairwoman from August 2006 to October 2007. From 2004 to 2005, Dr. Grégoire served as President and Chief Executive Officer of GlycoFi, Inc., a biotherapeutics company. From 2003 to 2004, Dr. Grégoire was a consultant to the biopharmaceuticals industry. From 2001 through 2003, Dr. Grégoire served as Executive Vice President, Technical Operations, of Biogen, Inc. and its successor Biogen Idec Inc., and from 1995 to 2001, she held various roles of increasing responsibility with Biogen. Prior to Biogen, Dr. Grégoire held clinical research and regulatory roles with Merck & Co., a pharmaceuticals company. She received her Pharm.D. degree from the State University of New York at Buffalo and her pharmacy graduate degree (Bachalaureat en Pharmacie) from the Université Laval, Quebec City.

        Dr. Hutson has served as one of our directors since June 2008. She retired from Pfizer, Inc. in 2006 after spending 25 years in various research and leadership positions, most recently serving as Senior Vice President, Pfizer Global Research and Development and Director of Pfizer's pharmaceutical R&D site, known as Groton/New London Laboratories. Dr. Hutson's career at Pfizer was marked by progressively demanding jobs, first in the research laboratories, then in strategic staff roles and as global leader of Exploratory Development, she led the Groton/New London Laboratory, which was the largest R&D site of any pharmaceutical company. She led 4,500 colleagues (primarily scientists) and managed a budget in excess of $1 billion. While at Pfizer, Dr. Hutson was an active member of numerous committees, serving as Chair of the Groton New London Laboratories Leadership Team and

the Exploratory Development Strategy Team, and as a member of the Worldwide Development Operations Group, Senior Leadership Team and the Pharmaceuticals Steering Committee, among others. She was also a sponsor of the Network of Executive Women where she served as a mentor for senior women at Pfizer Global Research and Development. Dr. Hutson has authored or co-authored more than 45 academic research papers and abstracts. Dr. Hutson is also a director of Endo Pharmaceuticals and Inspire Pharmaceuticals, Inc. She received her B.A. in General Biology from Illinois Wesleyan University and her Ph.D. in Physiology and Biochemistry from Vanderbilt University. She completed a post-doctoral fellowship at the Diabetes and Endocrinology Center at Vanderbilt and a post-doctoral fellowship in the Department of Clinical Biochemistry at the University of Oxford.

        Dr. Martin has served as one of our directors since October 1997 and served as our Lead Director from October 2004 until June 2006. Since 2004, he has been the Founder, Chairman, and Chief Executive Officer of AvidBiotics Corporation, a biotechnology company. In 2003, he was Chairman and Chief Executive Officer of GangaGen, Inc., a biotechnology company. From July 1997 until April 2003, Dr. Martin served as President, Chief Executive Officer and a founder of Eos Biotechnology, Inc., a biotechnology company. From 1995 to 1996, Dr. Martin was President and Chief Executive Officer of Lynx Therapeutics, Inc., a biotechnology company. During 1994 and through May 1995, Dr. Martin served as Senior Vice President of Chiron Corporation, a biopharmaceutical company. From 1991 to 1994, Dr. Martin served as Executive Vice President of DuPont Merck Pharmaceutical Company. From 1983 to 1990, Dr. Martin was Vice President and then Senior Vice President of Research and Development at Genentech, Inc., a biopharmaceutical company. Prior to 1983, Dr. Martin was a Professor of Medicine, Professor of Biochemistry and an Investigator of the Howard Hughes Medical Institute at the University of California, San Francisco. Dr. Martin is also Lead Director of Varian Medical Systems, Inc., a medical equipment and software supplier. Dr. Martin attended M.I.T. and received an M.D. from Duke University.

        Mr. Maupay has served as one of our directors since June 1999. Since June 1995, when he retired from Calgon Vestal Laboratories, a division of Bristol-Myers Squibb Corporation, Mr. Maupay has served as a director at a number of public and private companies. Mr. Maupay is currently a director of SyntheMed, Inc., a biomaterials company, and is director and non-executive chair of Kensey Nash Corporation, a medical device company. From January 1995 to June 1995, Mr. Maupay served as Group Executive of Calgon Vestal Laboratories. From 1988 to 1995, Mr. Maupay served as President of Calgon Vestal Laboratories, at that time, a subsidiary of Merck and Company. From 1984 to 1988, Mr. Maupay served as Vice President, Healthcare at Calgon Vestal Laboratories. Mr. Maupay received his B.S. in Pharmacy from Temple University and an MBA from Lehigh University.

        Dr. Rosenberg has served as one of our directors since March 2005. Since 2003, Dr. Rosenberg has been the Chief Scientific Officer of Promega Corporation, a biotechnology company. From 2001 to 2003, Dr. Rosenberg served as Vice President, Research and Development of Promega Corporation. From 2000 until 2001, Dr. Rosenberg was Senior Vice President, Anti-Infectives, Drug Discovery at GlaxoSmithKline, a pharmaceutical company. From 1996 until 2000, Dr. Rosenberg was Senior Vice President, Anti-Infectives at SmithKline Beecham Corporation, a predecessor company to GlaxoSmithKline. Prior to 2000, Dr. Rosenberg held a variety of roles of increasing responsibility with SmithKline Beecham Corporation. Before joining SmithKline Beecham, Dr. Rosenberg spent 10 years at the National Institutes of Health and was a Section Chief at the National Cancer Institute. Dr. Rosenberg is a director of Promega Corporation, the Medical College of Wisconsin Research Foundation, and Scarab Genomics, a biotechnology company. He also serves as a member of the Advisory Council for the National Institutes of Allergy & Infectious Diseases at the National Institute

of Health. He participates on a variety of academic and industry Scientific Advisory Boards and holds an adjunct Professorship at the University of Wisconsin, Department of Bacteriology, Madison, WI. Dr. Rosenberg is an Editor of Microbial Biotechnology, a Senior Editor of the Journal of Bacteriology and a member of several other journal Editorial Boards. Dr. Rosenberg received a B.A. degree from the University of Rochester and a Ph.D. from Purdue University.

        Mr. Singleton has served as one of our directors since June 2003. From 2000 to the present, he has served as Executive Vice President and Chief Financial Officer of CitationShares, LLC, a majority-owned subsidiary of Cessna Aircraft Company and Textron Inc. From 1994 to 1997, Mr. Singleton served as a Managing Director, Executive Vice President and Chief Administrative Officer of CIBC World Markets, an investment banking firm. Previous to that, he served in a variety of roles from 1974 until 1994 at Arthur Andersen & Co., a public accounting firm, ending his tenure there as Partner-In-Charge of the Metro New York Audit and Business Advisory Practice. During 1980 and 1981, he served as a Practice Fellow at the Financial Accounting Standards Board. Mr. Singleton served as a director of Salomon Asset Reinvestment Company from 1998 to 2006. He received an A.B. in Economics from Princeton University and an M.B.A. from New York University. Mr. Singleton is a Certified Public Accountant.

        Mr. Soeters has served as one of our directors since September 2006. Since 2008, Mr. Soeters has served as President of Novo Nordisk Europe A/S, a healthcare company located in Europe, and since 2007, as Senior Vice President of Novo Nordisk Europe A/S. Novo Nordisk A/S is a healthcare company with headquarters in Copenhagen, Denmark. From 2000 to 2007, Mr. Soeters served as President and Senior Vice President of Novo Nordisk, Inc. in Princeton, NJ. From 1998 to 2000, he served as Senior Vice President International Marketing at Novo Nordisk Denmark, and from 1994 to 1998, he served as Managing Director of Novo Nordisk France. From 1992 to 1995, Mr. Soeters was Managing Director at Novo Nordisk Belgium, and in 1991, he was International Marketing Director at Novo Nordisk Denmark. Prior to that time, he held various sales and marketing positions at Novo Nordisk in the Netherlands between 1980 and 1991. During 2007 and 2008, Mr. Soeters was a director of Pharmacopeia, Inc., a biopharmaceutical company. He is also a member of the Board of Overseers of the Joslin Diabetes Center. He was a Trustee of the HealthCare Institute of New Jersey, and from 2005 to 2007, a member of the Biotechnology Industry Organization Board of Directors. From 2004 to 2006, he served on the Board of Directors of the Pharmaceutical Research and Manufacturers of America (PhRMA) in Washington, D.C. Mr. Soeters studied meteorology, as well as sales, product and marketing management in the Netherlands, and he also attended the Stanford Executive Program.

        Dr. Wood has served as one of our directors since March 2005. Dr. Wood is currently an Orthopedic Surgeon and retired President-emeritus of the Mayo Foundation and Professor of Orthopedic Surgery, Mayo Clinic School of Medicine. He was previously Chief Executive Officer of the Mayo Foundation from 1999 until 2003. Prior to 1999, Dr. Wood held a variety of roles within the Mayo Clinic. Dr. Wood is a director of Steris Corporation, a medical sterilization company, and Assistive Technology Group, Inc., a rehabilitation and durable medical equipment company. Dr. Wood is also a director of SingHealth, an integrated health system in Singapore. Dr. Wood received a B.A. degree from Franklin and Marshall College, an M.D., C.M. degree from McGill University and an M.S. degree from the University of Minnesota.

 COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

        We rely on certain core principles to guide our approach to our customers, employees and stockholders. Many of these core principles also apply to how we approach executive compensation. With respect to executive compensation, we believe in results-oriented pay as evidenced by our pay programs that award substantial pay for concrete results. The Compensation Committee and our Chief Executive Officer and President, Michael Bonney, believe in taking a leadership position in results-oriented pay for Executive Officers (as defined below) and have consistently demonstrated that leadership over the years by providing Mr. Bonney and our other Executive Officers with moderate guaranteed pay (base salary) and making a substantial portion of their pay dependent upon the achievement of aggressive corporate goals (through annual cash performance awards) and long-term stock performance (through stock options).

        Our non-employee directors, based on recommendations from the Compensation Committee, make all of the compensation determinations with respect to Mr. Bonney. The Compensation Committee, based, in part, on recommendations from Mr. Bonney, makes all of the compensation determinations with respect to our other Executive Officers.

        To assist it with carrying out its duties and responsibilities, the Compensation Committee has engaged Pearl Meyer & Partners, or PM&P, a nationally recognized executive compensation consulting firm, as its compensation consultant. PM&P serves as an independent advisor to the Compensation Committee on topics primarily related to Board and executive compensation. PM&P reports to the Compensation Committee Chair, takes direction from the Compensation Committee, and does not provide us with any services other than the services provided at the request of the Compensation Committee.

        Our key executive compensation objectives are as follows:

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  To provide competitive compensation that differentiates and rewards Executive Officers for their overall contribution to the company.

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  To further our short- and long-term strategic goals by aligning Executive Officer compensation with the achievement of individual and corporate objectives designed to promote the creation and protection of value for stockholders.

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  To design short- and long-term incentive compensation programs that attract and retain high-quality executive officers and motivate high performance at the individual and corporate levels.

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  To emphasize the alignment of Executive Officer pay with our financial and stock performance.

        In 2008 and in prior years, the primary elements of our executive compensation consisted of base salary, annual cash performance awards and long-term incentives (stock options). As detailed below, each of these compensation elements have different objectives that collectively enable us to achieve our overall compensation objectives. We allocate our compensation between short- and long-term compensation with significant emphasis on long-term incentives due to our stage of growth and desire to focus on long-term results. For example, in 2007 and 2008, the compensation paid to Mr. Bonney and our other Named Executive Officers (as defined below), as a group, was allocated between short-and long-term compensation as follows:

	2008 Compensation Allocation	2007 Compensation Allocation
Michael Bonney	24% base salary	27% base salary
	26% annual cash performance awards	22% annual cash performance awards
	50% long-term incentives(1)	50% long-term incentives(1)
Other Named	36% base salary (average)	42% base salary (average)
Executive Officers	21% annual cash performance awards (average)	19% annual cash performance awards (average)
	43% long-term incentives	37% long-term incentives
	(average)(1)	(average)(1)

(1)
All of these long-term incentives were in the form of stock options (based on the value ascribed to such awards in the Summary Compensation Table of this Proxy Statement).

        As detailed below, the Board determined that our level of achievement against our 2008 corporate goals was 136% as compared to 96% in 2007 and 85% in 2006. Our strong 2008 performance was driven, in part, by the individual performance of Mr. Bonney and our Executive Officers. As a result, in 2008, Mr. Bonney and our Executive Officers received higher annual cash performance awards than in prior years and a higher allocation of annual cash performance awards as compared to other elements of compensation than in prior years.

        As detailed in the Summary Compensation Table and other compensation tables in this Proxy Statement (and qualified in their entirety by reference to the disclosure in such tables and the footnotes thereto), in 2008, Mr. Bonney and our other Named Executive Officers, earned base salary, annual cash performance awards (paid in February 2009) and long-term incentives as follows:

Name	Salary	Annual cash performance awards	Long-term incentives (number of stock options)(1)
Michael Bonney	$460,000	$500,480	150,000
Robert Perez	$400,010	$272,107	40,000
David McGirr	$358,800	$235,552	30,000
Lindon Fellows	$296,400	$148,897	20,000
Steven Gilman(2)	$320,538	$182,523	100,000

(1)
Except for Dr. Gilman, all of these stock options were granted in February 2008 as part of our year-end performance and compensation reviews. Dr. Gilman's grant was made in March 2008 and represented his initial/new hire grant.

(2)
Dr. Gilman joined the company in February 2008; his annual base salary was $360,000, the amount in the table reflects the amount of salary that Dr. Gilman was actually paid in 2008.

        As detailed below and elsewhere in this Proxy Statement, we provide our Executive Officers with retention letters that provide for severance payments and other benefits in certain termination scenarios. We believe that the benefits of these retention letters outweigh the potential costs in that they, among other things:

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  Assist us in attracting and retaining top executive talent by providing our executives with competitive severance arrangements.

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  Encourage frank discourse by our executives with Mr. Bonney and the Board, and between Mr. Bonney and the Board, without fear of adverse consequences.

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  Balance the need for an Executive Officer to act in the best interest of our stockholders in a situation involving a potential change of control with the need for personal financial security.

        We will use the term "Executive Officers" when referring to all of our executive officers who are subject to the reporting requirements under Section 16 of the Securities and Exchange Act of 1934, or the Securities Exchange Act, and we will use the term "Named Executive Officers" when referring to the five individuals named in the Summary Compensation Table in this Proxy Statement. When discussing compensation matters generally, we will provide such information with reference to all of our Executive Officers as a group. When we discuss specific matters with respect to the 2008 compensation figures and percentages described in the compensation tables contained in this Proxy Statement, we will provide such information for our Named Executive Officers only.

Data Used to Make Compensation Determinations

Compensation Benchmarking and Survey Data

        As part of establishing the total compensation packages for our Executive Officers, the Compensation Committee reviewed compensation packages for comparable positions, based on similarity of job content, at comparable companies. PM&P recommended a list of comparable companies for compensation comparisons primarily based on industry, revenues and market capitalization. The list of peer group companies was approved by the Compensation Committee. For 2008, our peer group consisted of the following companies:

Alkermes, Inc.	PDL BioPharma, Inc.
Amylin Pharmaceuticals, Inc.	Salix Pharmaceuticals, Ltd.
BioMarin Pharmaceuticals, Inc.	The Medicines Company
Millennium Pharmaceuticals, Inc.	United Therapeutics Corporation
Nektar Therapeutics, Inc.	Vertex Pharmaceuticals Incorporated
OSI Pharmaceuticals, Inc.	ViroPharma, Inc.

        The comparable companies are reviewed each year and may change from year-to-year depending on changes in the marketplace, acquisitions, divestitures and business focus of us and/or our comparable companies. In 2008, five new companies—Alkermes, Inc., Millenium Pharmaceuticals, Inc., Nektar Therapeutics, Inc., Salix Pharmaceuticals, Ltd. and The Medicines Company—were added to our peer group, and five companies—Isis Pharmaceuticals, Inc., Ligand Pharmaceuticals, Inc., Myriad Genetics, Inc., Neurocrine Biosciences, Inc. and Tanox, Inc., were removed from our peer group. These changes were made in order to maintain closer similarity between us and our peer group companies based upon the comparable company criteria described above and acquisitions of certain companies in our 2007 peer group.

        The Compensation Committee utilizes the peer group to inform its compensation decision making. The compensation paid by peer group companies to their respective executive officers does not factor into the Compensation Committee's determination of the peer group. After the peer group companies are selected, PM&P prepares and presents a report to the Compensation Committee summarizing the competitive data and comparisons of Mr. Bonney and our other Executive Officers to the comparable company market data utilizing publicly available data from the comparable companies and broad survey data (reflecting companies of similar size in the pharmaceutical/biotech industry). Each of our elements of compensation is reviewed as part of this comparable company analysis.

Other Data and Information

        Executive Officer compensation can be above or below the compensation target assigned to each Executive Officer by the peer group and survey comparison analysis described above, depending on a number of factors. These include retention considerations, individual and corporate performance, relative value of the position within the company as compared to peer companies, and internal equity considerations.

        As part of making its decisions with respect to Mr. Bonney's compensation, the Board and the Compensation Committee also utilized the following data:

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  Quantitative evaluations of our performance against our annual corporate goals and objectives.

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  Qualitative input on Mr. Bonney's performance from all directors, many of our Executive Officers, and some external sources for use in connection with Mr. Bonney's performance evaluation.

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  The company's and Mr. Bonney's historical performance.

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  Mr. Bonney's total cash compensation as compared to the second highest paid Executive Officer and our lowest paid employee in order to determine whether Mr. Bonney's relative cash compensation is fair and reasonable in the context of internal equity.

        As part of making its decisions with respect to the compensation of Executive Officers other than Mr. Bonney, the Compensation Committee took into account:

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  Quantitative evaluations of our performance against corporate goals and each Executive Officer's performance against individual goals.

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  Qualitative evaluations, conducted by Mr. Bonney, of each Executive Officer's contribution to our corporate goals, performance against individual goals and potential future contributions to our success.

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  Retention considerations.

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  Mr. Bonney's compensation recommendations for each Executive Officer.

Compensation Elements and Determinations

        Base Salary.    We target starting base salaries for our Executive Officers at the median of the marketplace for the following reasons:

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  We have a pay-for-performance philosophy, which emphasizes incentive pay and is determined based on corporate and individual performance.

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  This approach ensures that we are competitive in paying for the base value of the position, yet still allows us to emphasize performance.

        In certain circumstances, starting base salaries higher than the median are offered for positions that require more complex work, have critical value to the company, are in high demand in the marketplace and have fewer qualified candidates, or in situations where candidates enter the position with extraordinary relevant experience. Higher base salaries may also be paid over time to reflect superior individual performance. Base salaries are considered for increases annually.

        After taking into account the benchmarking and evaluation criteria described above, Mr. Bonney's 2008 base salary was set at $460,000, which represented a 5.7% increase from his 2007 base salary of $435,000. The Compensation Committee determined that Mr. Bonney performed at a very high level, as evidenced by our strong 2007 performance, the overall strength of his leadership, his past and potential future contributions to the company, including his contributions to successfully dealing with unanticipated challenges in 2007 that did not fit within the parameters of our corporate goals. As noted above, the Board determined that our level of achievement against corporate goals in 2007 was 96%, which determination is further described in the Compensation Discussion and Analysis section of our 2008 Proxy Statement. The Compensation Committee continues to maintain Mr. Bonney's base salary below the median of the market due to the Compensation Committee's and Mr. Bonney's desire to demonstrate leadership in keeping Mr. Bonney's pay reasonable and consistent with our other Executive Officers. Mr. Bonney's 2008 base salary was below the 25th percentile as compared to the peer group and survey data used by the Compensation Committee and his 2007 base salary was at the 25th percentile as compared to such data.

        The 2008 base salaries earned by our Named Executive Officers are set forth in the Summary Compensation Table and footnotes to the table. The Compensation Committee set these salaries based upon the benchmarking and evaluation criteria described above. The base salaries of these Named Executive Officers were on average at about the 50th percentile, as compared to the peer group and survey data used by the Compensation Committee.

        Annual performance awards.    We provide for an annual cash performance award under our written Short Term Incentive Plan, or the 2008 STIP, which is filed with the SEC. We target annual cash awards that allow total cash compensation to exceed the median of the marketplace depending upon individual and corporate performance for the following reasons:

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  To encourage specific short-term Executive Officer behaviors that create and protect company and stockholder value.

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  To focus Executive Officers on important short-term business objectives that are expected to have a positive long-term impact on our success.

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  To provide competitive cash compensation packages if goals are met or exceeded.

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  To reward the accomplishment of specific corporate and individual goals during the year.

        The key features of the 2008 STIP are as follows:

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  Set the target awards, expressed as a percentage of base salary, for each Executive Officer, as follows:

Executive Level	2008 Target Percentage (as a percent of base salary)
CEO	80%
Chief Operating Officer and Chief Financial Officer	50%
Other Executive Officers	40%

The target awards are designed to provide similar award opportunities to our Executive Officers as the target award opportunity for executives at comparable companies. The Chief Operating Officer's and Chief Financial Officer's target awards are higher than our other Executive Officers (except for Mr. Bonney) because of the competitiveness in the marketplace for these roles, as well as the relative importance of their positions within the company.

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Set the weighting of goals as between corporate and individual goals for our Executive Officers, as follows:

Executive Level	Portion of Award Tied to Corporate Results	Portion of Award Tied to Individual Results
CEO	100%	0%
Chief Operating Officer and Chief Financial Officer	80%	20%
Other Executive Officers	65%	35%
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  Required us to achieve at least 70% of our corporate goals for any annual performance awards to be paid. We believe that achievement of this minimum level of performance is necessary to justify the payment of any performance award, and that this minimum performance threshold is reasonable and consistent with industry practices.

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  Provided that we achieve at least 70% of our corporate goals, provides the Board with the discretion to reduce, increase or eliminate award payments in accordance with its assessment of our achievement against corporate goals.

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  Provides that the maximum annual performance awards that can be paid are 200% of the target award.

        In December 2007, Mr. Bonney, after consultation with the other Executive Officers, proposed 2008 corporate goals to the Compensation Committee. The Compensation Committee discussed the proposed corporate goals with Mr. Bonney, incorporated appropriate modifications and made a recommendation to the full Board. The full Board discussed the recommendations of the Compensation Committee and approved the proposed 2008 corporate goals. The corporate and the individual goals described below were set with a reasonable level of difficulty that requires that the company and our Executive Officers perform at a high level in order to meet the goals and that the likelihood of attaining these goals is not assured. The level of difficulty of our corporate goals is evidenced by our historical level of achievement against corporate goals: 136% in 2008 (as calculated in the table below), 96% in 2007, 85% in 2006 and 105% in 2005. Mr. Bonney discussed our performance with the Compensation Committee and the Board on a regular basis throughout 2008.

        For 2008, our corporate goals and our achievement against such goals were as follows:

Corporate Goal	Weighting	Achievement Against Goal
• Optimize CUBICIN growth and profitability	35%	38.6%
• $7 million of revenue—ex-US
• $370 million of net U.S. CUBICIN revenue
• Deliver proof of principle data at scale for new production process
• Initiate HD endocarditis study and pediatric skin trial by May 2008
• Execute Cubicin clinical studies on time (85% +) and on budget, including Phase IV commitments
• Blunt competitive entries
• Aggressive pipeline build: File two INDs by year end and acquire one clinical stage compound (Phase 2 or later) by year end	35%	35%
• Optimize new program creation and discovery decision-making
• Additional clinical compound acquisition = 20%
• Additional IND = 7.5%
• GLP toxicology ready programs = 2.5%
• Deliver pre-tax net income of $65 million	15%	20.5%
• Create a three-year workforce plan for each department by September 1st intended to drive organizational alignment and build capacity to scale	15%	15%

• Aggressive pipeline build kicker: If at least 80% of corporate goals are achieved and we exit the year with a second source of sustained revenue, all awards under the 2008 STIP will be multiplied by 125%

	Multiplier of 125%	Achieved; effect is that the achievement against the rest of the corporate goals (109%) is multiplied by 125%
		Total = 136%

        Mr. Bonney's annual performance award is determined primarily by reference to our achievement against corporate goals. Our other Executive Officers have individual goals and, as noted above, their level of achievement against such goals factors into their annual performance award. The individual goals for these Executive Officers are determined by Mr. Bonney, in consultation with each Executive Officer, and are designed to focus them on individual behaviors that support our overall performance and success. These goals generally consist of both objective and subjective goals that are relevant to the

Executive Officer's responsibilities. The following is a summary of the 2008 individual goals of our Named Executive Officers (other than Mr. Bonney):

Executive Officer	Summary of Individual Goals
Robert Perez	• Achieve $370 million of net U.S. CUBICIN revenues and $7 million of international revenues
• Deliver proof of principle data at scale for new production process
• Blunt competitive product entries
• Acquire one clinical stage compound (Phase 2 or later)
• Create a three-year workforce plan for each department that reports to him
David McGirr	• Contribute to the execution of the aggressive pipeline build goal
• Deliver pre-tax profit of $65 million
• Proactive support for current and future business programs
• Ensure continued financial compliance with all relevant SEC and other regulations
• Execute corporate communications activities
• Develop strategic plan for office and laboratory space
• Create a three-year workforce plan for each department that reports to him
Steven Gilman	• File two INDs by yearend
• Develop/refine certain of CUBICIN strategic messaging
• Develop a discovery/internal product pipeline strategy
• Align discovery process with technical operations
• Develop and implement a portfolio management system
• Optimize the discovery and non-clinical functions for scale
• Recruit, develop and retain key talent
Lindon Fellows	• Maintain defined CUBICIN inventory levels
• Reduce cost of goods sold by a defined amount and make other process improvements
• Support pipeline building
• Optimize organization and processes for scale
• Recruit, develop and retain key talent

        Other than Lindon Fellows, each Executive Officer's level of achievement against his or her individual goals is initially evaluated by Mr. Bonney. Mr. Fellows's level of achievement against individual goals is initially evaluated by Mr. Perez, who then reviews the evaluation with Mr. Bonney. The level of achievement against individual goals of each Executive Officer is finally determined by the Compensation Committee. In 2008, an Executive Officer's level of achievement against his or her individual goals was subject to the same 125% multiplier described in the corporate goals table above. In 2008, the Compensation Committee determined as follows with respect to the performance against individual goals of our Named Executive Officers (other than Mr. Bonney):

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  Robert Perez: 109% achievement against individual goals due primarily to net U.S. Cubicin sales exceeding $370 million, the acquisition of a clinical stage compound, the level of achievement against his other goals and his overall leadership. With the 125% multiplier, Mr. Perez's level of achievement against his individual goals was determined to be 136%.

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  David McGirr: 90% achievement against individual goals due to pre-tax profit exceeding $65 million, the level of achievement against his other goals, and his overall leadership. With the 125% multiplier, Mr. McGirr's level of achievement against his individual goals was determined to be 113%.

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  Lindon Fellows: 85% achievement against individual goals due primarily to the level of achievement against his goals and his overall leadership. With the 125% multiplier, Mr. Fellows's level of achievement against his individual goals was determined to be 106%.

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  Steven Gilman: 114% achievement against individual goals due primarily to the successful filing of two INDs by year-end, the development of a discovery/internal product pipeline strategy, the level of achievement against his other goals and his overall leadership. With the 125% multiplier, Dr. Gilman's level of achievement against his individual goals was determined to be 143%.

        Mr. Bonney was awarded a 2008 annual performance award of 136% of his target award, or $500,480, which was paid in February 2009. This performance award was determined based on our achievement of 136% of our 2008 corporate goals. Taken together, the 2008 base salary and annual performance award paid to Mr. Bonney were at about the 55th percentile compared to the peer group and survey benchmarking data used by the Compensation Committee.

        The annual performance awards for our Named Executive Officers were calculated using the formula set forth in the 2008 STIP and as described above. The Compensation Committee chose not to exercise its discretion to adjust these annual performance awards up or down. Details of the 2008 annual performance awards for these Named Executive Officers (which were paid in February 2009) can be found in the Summary Compensation Table in this Proxy Statement. Taken together, the 2008 base salary and annual performance awards paid to these Named Executive Officers were at about the 65th percentile compared to the peer group and survey benchmarking data used by the Compensation Committee.

        Long-term incentive awards.    Executive Officers are eligible to receive long-term incentive awards based on performance in order to tie a significant portion of the Executive Officers' compensation directly to our long-term performance. Through 2008, our long-term incentives consisted solely of stock options. We have reconsidered our use of stock options as our only long-term incentive vehicle and, beginning in 2009, we will begin awarding restricted stock units to Executive Officers and certain other employees in lieu of a portion of their annual merit-based stock option grants. The use of restricted stock units will result in less potential dilution of our total outstanding shares because we grant fewer restricted stock units than the number of options we would have typically granted to Executive Officers and employees in view of the fact that, when granted, restricted stock units have more value than stock options. For Executive Officers in 2009, stock options will represent 70% of the present value of their long-term incentives and restricted stock units will represent the remaining 30%.

        We use long-term incentives and target them at or above the median of the marketplace for the following reasons:

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  To focus Executive Officers on multi-year results.

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  To provide Executive Officers with a financial interest in the appreciation of the value of our common stock and focus them on long-term financial objectives.

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  To align Executive Officer interests with stockholder interests and to create motivation to increase stockholder value.

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  To provide Executive Officers with a compensation package that is competitive with comparable companies.

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  To retain Executive Officers over the long-term through the use of vesting of their equity awards. Stock options vest 25% per year (6.25% per quarter) over four years and remain in effect for 10 years, and restricted stock units will vest 25% per year over four years.

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  Restricted stock units, in particular, will have the added benefit of incentivizing our Executive Officers to remain with us and continue performing at a high level even during periods during which our stock price is down, when previously-granted stock options may have little or no realizable value.

        The Board's determination to grant Mr. Bonney 150,000 stock options in February 2008 was made after careful consideration of the benchmarking and other evaluation criteria described above, with significant emphasis placed on Mr. Bonney's overall contributions to our 2007 performance and Mr. Bonney's potential future contributions to our performance. As noted above, the Board determined that our level of achievement against corporate goals in 2007 was 96%, which determination is described in the Compensation Discussion and Analysis section of our 2008 Proxy Statement. This stock option grant put Mr. Bonney's 2008 long-term incentive compensation at about the 25th percentile compared to the peer group and survey benchmarking data used by the Compensation Committee.

        The Compensation Committee's determinations to grant our Named Executive Officers (other than Mr. Bonney) stock options in February 2008 were made after careful consideration of the benchmarking and other evaluation criteria described above, with significant emphasis placed on retention considerations and each Named Executive Officer's potential future contributions to our performance. Details of the stock option grants made to the Named Executive Officers in 2008 can be found in the Summary Compensation Table and Grants of Plan-Based Awards in 2008 Table in this Proxy Statement. These stock option grants put the 2008 long-term incentive compensation paid to these Named Executive Officers at about the 40th percentile compared to the peer group and survey benchmarking data used by the Compensation Committee.

Retention Letters with Executive Officers

        We have entered into retention letters with all of our Executive Officers other than Dr. Santosh Vetticaden, who joined us as our Senior Vice President, Clinical Development and Chief Medical Officer, in December 2008. Forms of the retention letters have been filed with the SEC. The terms of the retention letters and the value of the retention letters under various termination scenarios can be found in the section of this Proxy Statement entitled "Termination of Employment and Change-in-Control Agreements." Under the terms of Dr. Vetticaden's offer letter, which is filed with the SEC, Dr. Vetticaden will receive a retention letter once he is employed by us for at least 6 months. In addition, in the event that a change of control occurs within Dr. Vetticaden's first six months of employment, he will be entitled to receive the same benefits upon a change of control as our Executive Officers, other than Mr. Bonney, receive. Dr. Vetticaden will also receive three months of salary continuation in the event that his employment with us terminates within six months of his employment start date other than for cause or criminal misconduct.

        The objectives of these retention letters are described in the Executive Summary section of this CD&A. To ensure that these agreements remain reasonable and competitive, the Compensation Committee periodically reviews competitive data provided by PM&P, as well as potential costs to the Company of the retention letters under various potential termination scenarios. The Compensation Committee reviews Executive Officer wealth accumulation on an annual basis. However, to date, wealth accumulation has not been a factor in the Compensation Committee's periodic review of our retention arrangements with its Executive Officers. The Compensation Committee plans to periodically review wealth accumulation to determine whether it should factor into the terms of the retention letters.

Perquisites and Personal Benefits

        Our Executive Officers participate in the benefit programs that we provide to all employees (for example, medical, dental, 401(k) plan, life and disability insurance, employee stock purchase plan). As necessary, we provide relocation assistance to newly hired Executive Officers and other key employees as part of their compensation packages. We believe that providing such relocation assistance is consistent with industry and peer group practices and enables us to better compete for key talent. As a result, we provided Ms. Joseph and Dr. Vetticaden with certain relocation assistance associated with their relocation to the Lexington, Massachusetts area. We provided Ms. Joseph with a $100,000 sign-on bonus that she could use at her discretion to cover her relocation expenses. We provided Dr. Vetticaden with a relocation package that includes the payment of $77,200 to cover certain costs related to Dr. Vetticaden's purchase of a house in the Lexington, Massachusetts area and the reimbursement of expenses, along with a tax gross up on the taxable portion of certain of such reimbursed expenses, for a specified set of expenses that are incurred within a specified period of time after his employment start date. These expenses include, among other things, temporary lodging or duplicate housing assistance, as the case may be; a limited number of trips to his California residence so long as he owns his California residence; certain closing costs related to the purchase of his residence in the Lexington, Massachusetts area; and certain other reasonable expenses associated with his and his family's relocation. The relocation payment and reimbursement of expenses are subject to repayment by Dr. Vetticaden in certain circumstances.

Impact of Accounting and Tax on the Form of Compensation

        The Compensation Committee has considered the impact of Statement of Financial Accounting Standard No. 123(R), "Share-Based Payment", or SFAS 123(R), on our use of equity incentives as a key retention tool. The Compensation Committee has determined that the current estimated costs of continuing to use equity incentives, including restricted stock units, relative to the benefits we believe these programs provide does not warrant any change to our current equity incentive framework.

        Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, limits the tax deduction for compensation paid to Named Executive Officers to $1,000,000. This deduction limitation does not apply to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and regulations promulgated thereunder, including certain performance-based compensation that has been approved by stockholders. Our stockholders have approved our employee equity incentive plan, which is designed to allow the deduction of income recognized in connection with stock options granted under such plan. We have in the past and may in the future award compensation that is not fully deductible under the Code when we view such compensation as consistent with our compensation policies and in the best interests of the company and our stockholders. For 2008, we did not provide our Executive Officers with any compensation that was not deductible under Section 162(m).

        Under our retention letters, we do not compensate executives for any excise tax liability they may incur by reason of payments and benefits received pursuant to the letters. As a result, if a Named Executive Officer is assessed any excise tax liability under Section 280G of the Code as a result of payments and benefits received under a retention letter, that Named Executive Officer is responsible for the payment of such excise tax.

Equity Granting Practices

        We have never had a program or policy in place to coordinate equity grants with the release of material, non-public information.

        We issue stock option awards to our employees at various times throughout the year. All options are priced at the closing market price of our common stock on the grant date. Generally, new employees receive a stock option award that is granted and priced on the 15th day of the month following the month in which they join the company (or, if no trades were reported on such date, the closing price on the most recent trading day preceding such date on which a trade occurred). In addition, we typically issue stock options to employees who are promoted during the year. These options are also granted and priced on the 15th day of the month following the month in which the employee's promotion is authorized (or, if no trades were reported on such date, the closing price on the most recent trading day preceding such date on which a trade occurred). We also issue performance-related stock options once each year, after the beginning of the year, to employees who demonstrate superior performance and high potential.

        The Compensation Committee has authorized a pool of options which may be issued by Mr. Bonney from time to time during the year in recognition of extraordinary results. Any such options are granted and priced on the 15th day of the month following the month in which the award is made (or, if no trades were reported on such date, the closing price on the most recent trading day preceding such date on which a trade occurred).

        As noted above, we will begin awarding restricted stock units to employees in April 2009. These awards will be determined in April 2009 and will have a grant date of May 15, 2009.

        At the end of each calendar year, the Compensation Committee approves guidelines for both new hire stock option awards and for stock options to be granted in connection with promotions. In addition, prior to issuance of any annual performance-related stock options or restricted stock units, the Compensation Committee approves a pool of such stock options and restricted stock units for such performance-related grants. The CEO is required to further approve all individual awards issued in accordance with the foregoing pools and guidelines. The Compensation Committee must approve all awards of stock options and restricted stock units to Executive Officers other than Mr. Bonney and the Board must approve all awards of stock options and restricted stock units to Mr. Bonney.

Stock Ownership Guidelines

        Executive Officers are subject to the stock ownership guidelines described in the table below. The guidelines are designed to align the interests of our Executive Officers with those of our stockholders by ensuring that our Executive Officers have a meaningful financial stake in our success. The amount of stock required to be held to satisfy ownership requirements was established by the Compensation Committee after reviewing market practices of peer companies and determining what would constitute meaningful ownership to align executives and stockholders.

Group	Ownership Requirement (Market Value of Stock Held)	Time to Meet Requirement
CEO	4x Base Salary	By the later of: (a) January 1, 2012; and (b) 6 years of becoming CEO
Executive Officers	1.5x Base Salary	By the later of: (a) January 1, 2012; and (b) 6 years of becoming an Executive Officer

        As of January 1, 2009, Mr. Bonney had achieved 76% of the ownership requirement and our other Executive Officers who are required to meet the ownership requirement by January 1, 2012 had achieved between 15%-44% of the requirement.

        The guidelines impose additional requirements on Executive Officers, including:

  •
  the requirement that any Executive Officer who sells any shares of our common stock prior to his or her ownership requirement compliance date and does not at the time of such sale own the amount of shares required by the ownership guidelines retain shares of our common stock with a market value of at least 30% of the net proceeds received as a result of such sale.

  •
  the requirement that any Executive Officer who sells any shares of our common stock after his or her ownership requirement compliance date and does not at the time of such sale own the amount of shares required by the ownership guidelines retain shares of our common stock with a market value of at least 50% of the net proceeds received as a result of such sale.

        Our non-employee directors are also subject to stock ownership guidelines, which are described in the Director Compensation section of this Proxy Statement.

Recoupment Policy

        The Board has adopted a policy providing that, if the independent members of the Board determine, in their reasonable and sole discretion, that any fraud, gross negligence or intentional misconduct by Mr. Bonney or Mr. McGirr caused or contributed to us having to restate all or a portion of our financial statements, then the independent directors may take any action they deem necessary or appropriate to remedy the misconduct and prevent its recurrence. The policy further provides that, in connection with taking such action, the independent directors, to the fullest extent permitted by law, in cases they deem appropriate, will require, on our behalf, reimbursement of any bonus or incentive compensation awarded to Mr. Bonney or Mr. McGirr, effect the cancellation of outstanding equity awards and seek reimbursement of any gains realized on the exercise or sale of any equity based awards if and to the extent that: (a) the amount of the bonus or equity compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (b) Mr. Bonney or Mr. McGirr engaged in any fraud, gross negligence or intentional misconduct that caused or contributed to the need for the restatement, or (c) the amount of the bonus or equity compensation that would have been awarded to Mr. Bonney or Mr. McGirr had the results been properly reported would have been lower than the amount actually awarded.

 EXECUTIVE COMPENSATION

        The following table summarizes aggregate amounts of compensation paid or accrued by us for 2008, 2007 and 2006 (1) for services rendered in all capacities by our Named Executive Officers.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation ($)(3) (g)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(4) (h)	All Other Compensation ($)(5) (i)	Total ($) (j)
Michael W. Bonney	2008	$460,000	$—	$—	$931,098	$500,480	$—	$13,486	$1,905,064
President & Chief Executive Officer	2007	$435,000	$—	$—	$808,180	$348,000	$—	$11,167	$1,602,347
	2006	$415,000	$—	$—	$829,535	$282,200	$—	$9,900	$1,536,635
David W.J. McGirr	2008	$358,800	$—	$—	$314,622	$235,552	$—	$14,327	$923,301
SVP, Chief Financial Officer	2007	$345,000	$—	$—	$300,330	$168,360	$—	$14,353	$828,043
	2006	$325,000	$—	$—	$342,197	$115,700	$—	$9,900	$792,797
Robert J. Perez	2008	$400,010	$—	$—	$501,684	$272,107	$—	$13,515	$1,187,316
EVP, Chief Operating Officer	2007	$390,000	$—	$—	$408,946	$200,070	$—	$14,516	$1,013,532
	2006	$325,000	$—	$—	$445,761	$111,020	$—	$9,900	$891,681
Lindon M. Fellows	2008	$296,400	$—	$—	$219,696	$148,897	$—	$10,350	$675,343
SVP, Technical Operations	2007	$285,000	$—	$—	$205,296	$114,456	$—	$10,125	$614,877
Steven Gilman (6)	2008	$320,538	$—	$—	$140,982	$182,523	$—	$10,350	$654,393
SVP, Non-Clinical and Discovery, Chief Scientific Officer

(1)
No amounts are shown for Mr. Fellows in 2006 because he was not a Named Executive Officer in that year. No amounts are shown for Dr. Gilman for 2006 and 2007 because he did not begin employment with us until February 2008.

(2)
Represents the proportionate amount of the total fair value of option awards recognized by the Company as an expense in the covered fiscal year for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions, for all option awards held by the Named Executive Officer as of the end of each covered fiscal year. The fair values of these awards and the amounts expensed were determined using the Black-Scholes option pricing model in accordance with SFAS 123(R). In calculating the grant date fair values of these awards, we used the assumptions described in the notes to the consolidated audited financial statements in our Annual Reports on Form 10-K for the covered fiscal year as of the grant date, excluding assumptions related to forfeitures.

(3)
Reflects the cash performance awards earned in the covered year under our Short-Term Incentive Plan. Payments for awards earned in each covered year were made in the first quarter of the immediately succeeding year.

(4)
We do not have either a pension plan or a non-qualified deferred compensation plan.

(5)
All Other Compensation for 2008 for Mr. Bonney, Mr. McGirr and Mr. Perez primarily consists of 401(k) matching contributions of $10,350, and All Other Compensation for 2008 for Dr. Gilman and Mr. Fellows consists entirely of 401(k) matching contributions.

(6)
Dr. Gilman's base salary in 2008 on an annualized basis was $360,000. Dr. Gilman's 2008 salary reflected in this Summary Compensation Table represents the amount that he actually received in salary in 2008, given that he began employment with us in February 2008.

 Grants of Plan-Based Awards in 2008

        The following table sets forth information concerning grants of awards pursuant to plans made to the Named Executive Officers during 2008.

									All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh)(3) (k)	Grant Date Fair Value of Stock and Option Awards (l)
		Date of Board or Committee Action(1) (b-1)
Name (a)	Grant Date(1) (b)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Michael W. Bonney
Annual Cash Performance Award	—	—	$257,600	$368,000	$736,000	—	—	—	—	—	—	—
Stock Option Award	2/15/2008	2/13/08	—	—	—	—	—	—	—	150,000	$18.10	$1,043,160	(4)
David W.J. McGirr
Annual Cash Performance Award	—	—	$90,580	$129,400	$258,800	—	—	—	—	—	—	—
Stock Option Award	2/15/2008	2/11/08	—	—	—	—	—	—	—	30,000	$18.10	$208,632	(4)
Robert J. Perez
Annual Cash Performance Award	—	—	$140,004	$200,005	$400,010	—	—	—	—	—	—	—
Stock Option Award	2/15/2008	2/11/08	—	—	—	—	—	—	—	40,000	$18.10	$278,176	(4)
Steven Gilman
Annual Cash Performance Award	—	—	$89,751	$128,215	$256,430	—	—	—	—	—	—	—
Stock Option Award	3/14/2008	2/11/08	—	—	—	—	—	—	—	100,000	$18.69	$707,350	(5)
Lindon M. Fellows
Annual Cash Performance Award	—	—	$82,992	$118,560	$237,120	—	—	—	—	—	—	—
Stock Option Award	2/15/2008	2/11/08	—	—	—	—	—	—	—	20,000	$18.10	$139,088	(4)

(1)
The Grant Date column shows the grant dates of all non-qualified stock options granted in 2008. Mr. Bonney's option award was approved by the Board of Directors on February 13, 2008 and the awards to our other Named Executive Officers were approved by the Compensation Committee on February 11, 2008, as set forth in the Date of Board or Committee Action column. All option awards have a term of 10 years and are exercisable in equal quarterly installments over a four year period from the grant date.

(2)
Target reflects the pre-established target award for each of the Named Executive Officers under the 2008 STIP, as follows: the target award for Mr. Bonney was 80% of his base salary, the target award for Mr. McGirr and Mr. Perez was 50% of base salary, and the target award for all other Named Executive Officers was 40% of base salary. Maximum awards under the plan are capped at 200% of the target award and threshold awards are contingent upon us achieving 70% of our corporate goals—the requirement for Executive Officers to be eligible to receive any performance award. Dr. Gilman joined the company in February 2008. As a result, Dr. Gilman's threshold, target and maximum awards are based on the amount of salary that he was paid in 2008 rather than his annualized base salary of $360,000. Mr. Bonney's award was based entirely on our performance against corporate goals; Mr. McGirr's and Mr. Perez's awards were based 80% on our performance against corporate goals and 20% on performance against individual goals; and all other Named Executive Officer awards were based 65% on our performance against corporate goals and 35% on performance against individual goals. The Compensation Committee retains the discretion to adjust an Executive Officer's annual performance award up or down based on the Executive Officer's relative contributions to the Company's overall performance and other factors. The Compensation Committee did not exercise this right with respect to 2008 awards. The actual awards paid to the Named Executive Officers for 2008 performance are set forth in the Summary Compensation Table of this Proxy Statement. These awards were paid in February 2009.

(3)
The exercise prices reflect the closing price of our common stock on the grant date.

(4)
These values reflect the grant date fair value using the Black-Scholes model. The grant date Black-Scholes value was $6.9544 per share. Assumptions used in the Black-Scholes model are as follows: volatility of 43%, a risk-free interest rate of 2.8%, a dividend yield of 0%, and an expected term of 4.3 years.

(5)
This value reflects the grant date fair value using the Black-Scholes model. The grant date Black-Scholes value was $7.0735 per share. Assumptions used in the Black-Scholes model are as follows: volatility of 43%, a risk-free interest rate of 2.4%, a dividend yield of 0%, and an expected term of 4.3 years.

 Outstanding Equity Awards at 2008 Year-End

        The following tables set forth information concerning outstanding equity awards held by each Named Executive Officer as of December 31, 2008.

	Option Awards					Stock Awards
								Equity Incentive Plan Awards:	Equity Incentive Plan Awards:
			Equity Incentive Plan Awards:
									Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
								Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)
							Market Value of Shares or Units of Stock That Have Not Vested ($) (h)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)(1)	Number of Securities Underlying Unexercised, Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date(2) (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)
Michael W. Bonney	150,000	—	—	$35.32	01/03/2012	—	$—	—	$—
	40,000	—	—	$7.58	08/09/2012	—	$—	—	$—
	203,986	—	—	$8.23	02/26/2013	—	$—	—	$—
	46,014	—	—	$8.23	02/26/2013	—	$—	—	$—
	60,000	—	—	$12.61	12/12/2013	—	$—	—	$—
	100,000	—	—	$10.84	07/01/2014	—	$—	—	$—
	93,750	6,250	—	$10.87	02/14/2015	—	$—	—	$—
	103,125	46,875	—	$21.61	01/31/2016	—	$—	—	$—
	54,687	70,313	—	$19.51	02/15/2017	—	$—	—	$—
	28,125	121,875	—	$18.10	02/15/2018	—	$—	—	$—
David W.J. McGirr	50,000	—	—	$9.98	12/02/2012	—	$—	—	$—
	500	—	—	$13.26	09/12/2013	—	$—	—	$—
	15,000	—	—	$12.61	12/12/2013	—	$—	—	$—
	32,812	2,188	—	$10.87	02/14/2015	—	$—	—	$—
	39,375	5,625	—	$10.35	06/14/2015	—	$—	—	$—
	17,187	7,813	—	$21.61	01/31/2016	—	$—	—	$—
	12,500	7,500	—	$22.14	06/16/2016	—	$—	—	$—
	13,125	16,875	—	$19.51	02/15/2017	—	$—	—	$—
	6,250	13,750	—	$23.12	08/15/2017	—	$—	—	$—
	5,625	24,375	—	$18.10	02/15/2018	—	$—	—	$—

(1)
Under some circumstances, the vesting of unexercisable stock options may be accelerated in accordance with the terms of the Named Executive Officer's retention letters and the terms of our Amended and Restated 2000 Equity Incentive Plan, or the 2000 Equity Incentive Plan.

(2)
All stock option grants have a four-year vesting schedule, vest equally over 16 calendar quarters and have a 10-year term.

	Option Awards					Stock Awards
								Equity Incentive Plan Awards:	Equity Incentive Plan Awards:
			Equity Incentive Plan Awards:
									Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
								Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)
							Market Value of Shares or Units of Stock That Have Not Vested ($) (h)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)(1)	Number of Securities Underlying Unexercised, Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date(2) (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)
Robert J. Perez	56,000	—	—	$13.25	09/02/2013	—	$—	—	$—
	500	—	—	$13.26	09/12/2013	—	$—	—	$—
	40,000	—	—	$10.84	07/01/2014	—	$—	—	$—
	28,125	1,875	—	$10.87	02/14/2015	—	$—	—	$—
	32,500	7,500	—	$10.35	06/14/2015	—	$—	—	$—
	27,500	12,500	—	$21.61	01/31/2016	—	$—	—	$—
	12,500	7,500	—	$22.14	06/16/2016	—	$—	—	$—
	13,125	16,875	—	$19.51	02/15/2017	—	$—	—	$—
	7,812	17,188	—	$23.12	08/15/2017	—	$—	—	$—
	15,625	34,375	—	$21.91	09/14/2017	—	$—	—	$—
	7,500	32,500	—	$18.10	02/15/2018	—	$—	—	$—
Lindon M. Fellows	40,625	9,375	—	$18.50	09/01/2015	—	$—	—	$—
	6,875	3,125	—	$21.61	01/31/2016	—	$—	—	$—
	4,687	2,813	—	$22.14	06/16/2016	—	$—	—	$—
	13,125	16,875	—	$19.51	02/15/2017	—	$—	—	$—
	4,687	10,313	—	$23.12	08/15/2017	—	$—	—	$—
	3,750	16,250	—	$18.10	02/15/2018	—	$—	—	$—
Steven Gilman	18,750	81,250	—	$18.69	03/14/2019	—	$—	—	$—

(1)
Under some circumstances, the vesting of unexercisable stock options may be accelerated in accordance with the terms of the Named Executive Officer's retention letters and the terms of the 2000 Equity Incentive Plan.

(2)
All stock option grants have a four-year vesting schedule, vest equally over 16 calendar quarters and have a 10-year term.

 Option Exercises and Stock Vested in 2008

        The following table sets forth information concerning options exercised by each Named Executive Officer in 2008.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized Upon Exercise ($) (c)(1)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Michael W. Bonney	—	—	—	—
David W.J. McGirr	50,000	$633,907	—	—
Robert J. Perez	20,000	$279,990	—	—
Lindon M. Fellows	—	—	—	—
Steven Gilman	—	—	—	—

(1)
Computed by determining the difference between the market prices of our common stock upon exercise and the exercise prices of the exercised stock options.

 Termination of Employment and Change-in-Control Agreements

        Our Executive Officer retention letters provide certain protections to Executive Officers in the event of their termination as summarized in the following table.

Key Retention Letter Elements(1)	CEO	Other Executive Officers
Retention Letter Term	3 years, except in the case of a change-in-control in which case the term becomes 2 years following the change-in-control.	3 years, except in the case of a change-in-control in which case the term becomes 2 years following the change-in-control.
Severance	24 months of base salary, payable over 6 months, if terminated without cause at any time.
24 months of base salary and one year's annual performance award (higher of previous year award or current target award), payable in one lump sum payment, if, within 24 months following a change-in-control, the CEO is terminated without cause or resigns for good reason.	18 months of base salary, payable over 6 months, if terminated without cause at any time.
18 months of base salary and one year's annual performance award (higher of previous year award or current target award), payable in one lump sum payment, if, within 24 months following a change-in control, the Executive Officer is terminated without cause or resigns for good reason.
Benefit Continuation (medical and dental insurance only)	24 months of medical and dental coverage if terminated without cause at any time or if the CEO resigns for good reason within 24 months of a change-in-control, in either case as long as the CEO continues to pay the employee contribution portion of the coverage.	18 months of medical and dental coverage if terminated without cause at any time or if the Executive Officer resigns for good reason within 18 months of a change-in-control, in either case as long as the Executive Officer continues to pay the employee contribution portion of the coverage.
Equity Vesting Acceleration	Vesting of equity is accelerated only if, within 24 months following a change-in-control, the CEO is terminated without cause or resigns for good reason.	Vesting of equity is accelerated only if, within 24 months following a change-in-control, the Executive Officer is terminated without cause or resigns for good reason.

(1)
Additional details and definitions can be found in the actual retention letters. Mr. Bonney's retention letter and a form of the retention letter with our other Named Executive Officers are on file with the SEC. Dr. Santosh Vetticaden, our Senior Vice President, Clinical Development and Chief Medical Officer, is the only Executive Officer who does not have a retention letter. Dr. Vetticaden joined us in December 2008. Pursuant to his offer letter, Dr. Vetticaden will be eligible to receive our standard form of retention letter with the same terms as those set forth in the "Other Executive Officers" column in the table on this page, once he is employed by us for at least six months. In addition, in the event a change-in-control within Dr. Vetticaden's first six months of employment, Dr. Vetticaden will be entitled to receive the same benefits upon a change-in-control as those set forth in the "Other Executive Officers" column in the table on this page. Dr. Vetticaden will also receive three months of salary continuation in the event that his employment with us terminates within six months of his employment start date other than for cause or criminal misconduct.

        Receipt of any severance and benefits is conditioned on the Executive Officer signing a release of claims. In addition, Executive Officers will continue to be bound by the obligations set forth in our form of Employee Confidentiality Agreement, which is on file with the SEC. None of our Executive Officers are entitled to gross-ups associated with taxes owed on change-in-control payments or taxes due pursuant to Code Section 280G.

        The remainder of this section summarizes quantitative disclosures for each Named Executive Officer regarding estimated payments and other benefits that would have been received by the Named Executive Officer or his estate if his employment terminated as of the last business day of the year, December 31, 2008, under the following circumstances:

  •
  Termination by us for cause.

  •
  Termination by us without cause not following a change-in-control.

  •
  Termination by us without cause or by the Named Executive Officer for good reason following a change in control.

Payments to Michael Bonney Assuming a December 31, 2008 Termination

	Cash Severance					Equity
	Base Salary		Performance Award				Value of Accelerated Unvested Equity(1)(2)
						Value of Vested Equity		Benefits Continuation(3)	401(k) Plan Balance(4)
Circumstances of Termination:	Multiple	$	Multiple	$						Total
Termination for cause	N/A	N/A	N/A	N/A		$8,604,338	N/A	$26,339	$180,866	$8,811,543
Termination without cause not following a change-in-control	2.0	$920,000	N/A	N/A		$8,604,338	N/A	$26,339	$180,866	$9,731,543
Termination without cause or resignation with good reason following a change-in-control	2.0	$920,000	1.0	$368,000	(5)	$8,604,338	$1,268,112	$26,339	$180,866	$11,367,655

(1)
All unvested equity is assumed to have accelerated as of 12/31/08. The amount shown here represents the spread of the accelerated options assuming a stock price of $24.16 (our closing stock price on 12/31/08).

(2)
See the Outstanding Equity Awards at 2008 Year-End table for the vesting status of Mr. Bonney's equity awards as of 12/31/08.

(3)
Mr. Bonney's benefits are continued for 24 months. The benefits cost includes the employer cost of health and dental insurance only. Mr. Bonney's cost of benefits for months 19-24 of the benefit continuation period are assumed to be equal to the cost for months 1-18. In an actual termination situation, the cost of benefits may change in months 19-24 due to the potential expiration of COBRA benefits coverage as full group insurance rates may apply.

(4)
Represents the entire balance of Mr. Bonney's 401(k) account. We match 75% of the first 6% of employee contributions in the form of common stock (all of our employees are eligible for this match, not just Executive Officers).

(5)
The amount shown here is 100% of Mr. Bonney's annual target award opportunity for fiscal year 2008 because that amount is higher than Mr. Bonney's 2007 award.

 Payments to David McGirr Assuming a December 31, 2008 Termination

	Cash Severance					Equity
	Base Salary		Performance Award				Value of Accelerated Unvested Equity(1)(2)
						Value of Vested Equity		Benefits Continuation(3)	401(k) Plan Balance(4)
Circumstances of Termination:	Multiple	$	Multiple	$						Total
Termination for cause	N/A	N/A	N/A	N/A		$2,038,236	N/A	$25,604	$160,695	$2,224,535
Termination without cause not following a change-in-control	1.5	$538,200	N/A	N/A		$2,038,236	N/A	$25,604	$160,695	$2,762,735
Termination without cause or resignation with good reason following a change-in-control	1.5	$538,200	1.0	$179,400	(5)	$2,038,236	$382,314	$25,604	$160,695	$3,324,449

(1)
All unvested equity is assumed to have accelerated as of 12/31/08. The amount shown here represents the spread of the accelerated options assuming a stock price of $24.16 (our closing stock price on 12/31/08).

(2)
See the Outstanding Equity Awards at 2008 Year-End table for the vesting status of Mr. McGirr's equity awards as of 12/31/08.

(3)
Mr. McGirr's benefits are continued for 18 months. The benefits cost includes our cost of health and dental insurance only.

(4)
Represents the entire balance of Mr. McGirr's 401(k) account. We match 75% of the first 6% of employee contributions in the form of common stock (all of our employees are eligible for this match, not just Executive Officers).

(5)
The amount shown here is 100% of Mr. McGirr's annual target award opportunity for 2008 because that amount is higher than Mr. McGirr's 2007 award.

 Payments to Robert Perez Assuming a December 31, 2008 Termination

	Cash Severance					Equity
	Base Salary		Performance Award				Value of Accelerated Unvested Equity(1)(2)
						Value of Vested Equity		Benefits Continuation(3)	401(k) Plan Balance(4)
Circumstances of Termination:	Multiple	$	Multiple	$						Total
Termination for cause	N/A	N/A	N/A	N/A		$2,216,953	N/A	$20,382	$120,359	$2,357,694
Termination without cause not following a change-in-control	1.5	$600,015	N/A	N/A		$2,216,953	N/A	$20,382	$120,359	$2,957,709
Termination without cause or resignation with good reason following a change-in-control	1.5	$600,015	1.0	$200,070	(5)	$2,216,953	$546,157	$20,382	$120,359	$3,703,936

(1)
All unvested equity is assumed to have accelerated as of 12/31/08. The amount shown here represents the spread of the accelerated options assuming a stock price of $24.16 (our closing stock price on 12/31/08).

(2)
See the Outstanding Equity Awards at 2008 Year-End table for the vesting status of Mr. Perez's equity awards as of 12/31/08.

(3)
Mr. Perez's benefits are continued for 18 months. The benefits cost includes our cost of health and dental insurance only.

(4)
Represents the entire balance of Mr. Perez's 401(k) account. We match 75% of the first 6% of employee contributions in the form of common stock (all of our employees are eligible for this match, not just Executive Officers).

(5)
The amount shown here is Mr. Perez's 2007 award because that amount is higher than Mr. Perez's annual target award opportunity for 2008.

 Payments to Lindon Fellows Assuming a December 31, 2008 Termination

	Cash Severance					Equity
	Base Salary		Performance Award				Value of Accelerated Unvested Equity(1)(2)
						Value of Vested Equity		Benefits Continuation(3)	401(k) Plan Balance(4)
Circumstances of Termination:	Multiple	$	Multiple	$						Total
Termination for cause	N/A	N/A	N/A	N/A		$345,567	N/A	$13,759	$83,381	$442,707
Termination without cause not following a change-in-control	1.5	$444,600	N/A	N/A		$345,567	N/A	$13,759	$83,381	$887,307
Termination without cause or resignation with good reason following a change-in-control	1.5	$444,600	1.0	$118,560	(5)	$345,567	$254,383	$13,759	$83,381	$1,260,250

(1)
All unvested equity is assumed to have accelerated as of 12/31/08. The amount shown here represents the spread of the accelerated options assuming a stock price of $24.16 (our closing stock price on 12/31/08).

(2)
See the Outstanding Equity Awards at 2008 Year-End table for the vesting status of Mr. Fellows's equity awards as of 12/31/08.

(3)
Mr. Fellows's benefits are continued for 18 months. The benefits cost includes our cost of health and dental insurance only.

(4)
Represents the entire balance of Mr. Fellows's 401(k) account. We match 75% of the first 6% of employee contributions in the form of common stock (all of our employees are eligible for this match, not just Executive Officers).

(5)
The amount shown here is 100% of Mr. Fellows's annual target award opportunity for 2008 because that amount is higher than Mr. Fellows's 2007 award.

 Payments to Steven Gilman Assuming a December 31, 2008 Termination

	Cash Severance					Equity
	Base Salary		Performance Award				Value of Accelerated Unvested Equity(2)(3)
						Value of Vested Equity		Benefits Continuation(4)	401(k) Plan Balance(5)
Circumstances of Termination(1):	Multiple	$	Multiple	$						Total
Termination for cause	N/A	N/A	N/A	N/A		$102,563	N/A	$13,759	$30,436	$146,758
Termination without cause not following a change-in-control	1.5	$540,000	N/A	N/A		$102,563	N/A	$13,759	$30,436	$686,758
Termination without cause or resignation with good reason following a change-in-control	1.5	$540,000	1.0	$144,000	(6)	$102,563	$444,438	$13,759	$30,436	$1,275,196

(1)
All unvested equity is assumed to have accelerated as of 12/31/08. The amount shown here represents the spread of the accelerated options assuming a stock price of $24.16 (our closing stock price on 12/31/08).

(3)
See the Outstanding Equity Awards at 2008 Year-End table for the vesting status of Dr. Gilman's equity awards as of 12/31/08.

(4)
Dr. Gilman's benefits are continued for 18 months. The benefits cost includes our cost of health and dental insurance only.

(5)
Represents the entire balance of Dr. Gilman's 401(k) account. We match 75% of the first 6% of employee contributions in the form of common stock (all of our employees are eligible for this match, not just Executive Officers).

(6)
The amount shown here is 100% of Dr. Gilman's annual target award opportunity for 2008 because Dr. Gilman was not eligible for a 2007 award.

 DIRECTOR COMPENSATION

        On an annual basis, PM&P provides the Compensation Committee with a competitive assessment of compensation for our non-employee directors by comparing our director compensation programs and the amount of compensation that we pay our non-employee directors to the same peer group companies that we use to benchmark our executive compensation, as described in the Compensation Discussion and Analysis section of this Proxy Statement. The assessment compares the total compensation paid to our non-employee directors by position—Chairman, Lead Director, director, committee chairs and committee members—and the components of compensation—retainer, meeting fees and equity compensation—to the compensation paid to directors at our peer group companies. Every two years, with input from the Compensation Committee, the Board evaluates this information and sets director compensation based on the comparable company information. This typically results in the total compensation of our non-employee directors meeting or exceeding the median total compensation paid to non-employee directors at our peer group companies during the first year after the Board re-evaluates director compensation and the total compensation of our non-employee directors being lower than the median total compensation paid to non-employee directors at our peer group companies during the second year after the Board re-evaluates director compensation. A significant portion of the compensation of our non-employee directors consists of stock options, which aligns director compensation directly to our long-term performance. Stock options are granted to non-employee directors upon election or appointment, as the case may be, and on an annual basis. The Board weights the cash compensation paid to directors more heavily towards meeting fees and sets annual retainers at a relatively modest level in order to emphasize the importance of attending Board and Board committee meetings. Our Board regularly reviews its performance and the performance of its committees, and also solicits feedback on individual directors from our Executive Officers, our consultants and advisors, and other directors.

        In March 2009, as a result of the review and analysis described above, the Board approved changes to the compensation to be paid to non-employee directors. These changes are described below and will take effect as of the 2009 Annual Meeting.

        Mr. Bonney is a director and one of our full-time executive officers. As a result, Mr. Bonney receives no additional compensation for serving on the Board. No other director is an employee of the company.

Retainers

        We pay our non-employee directors an annual retainer for the period between each of our annual meetings of stockholders. The retainer is payable on a pro-rata basis based on the number of months that the director was a director, Lead Director or Chairman during this period. Retainers are paid in cash or common stock, at the director's election.

        During 2008 and until the 2009 Annual Meeting, our Lead Director is entitled to an annual retainer of $18,000 and all other non-employee directors are entitled to an annual retainer of $12,000. The retainer for the period from our 2007 Annual Meeting of Stockholders to our 2008 Annual Meeting of Stockholders, or 2008 Annual Meeting, was paid on the date of the 2008 Annual Meeting. The retainer for the period from the 2008 Annual Meeting to the 2009 Annual Meeting will be paid on the date of the 2009 Annual Meeting. If we did have a Chairman, he or she would have been entitled to receive an annual retainer of $24,000 at the 2009 Annual Meeting, pro-rated based on the number of months that he or she served as Chairman during the year.

        As of the 2009 Annual Meeting, our Lead Director will be paid an annual retainer of $28,000 and all other non-employee directors will receive an annual retainer of $22,000. The retainer for the period from the 2009 Annual Meeting of Stockholders to our 2010 Annual Meeting of Stockholders, or the 2010 Annual Meeting, will paid on the date of the 2010 Annual Meeting. We do not have a Chairman. If we have a Chairman at anytime between the 2009 Annual Meeting and 2010 Annual Meeting, he or she will be paid an annual retainer of $34,000, pro rated to reflect the number of months he or she served as Chairman during this period, at the 2010 Annual Meeting.

Meeting Fees

        In 2008 and until the 2009 Annual Meeting, non-employee directors are paid $3,000 for each meeting of the Board attended in person, $1,000 for each meeting of the Board attended by phone, and $1,000 for each committee meeting attended, whether in person or by phone. The Lead Director is paid an additional $1,000 per Board Meeting led. Committee Chairs are paid an additional $2,000 per committee meeting led.

        As of the 2009 Annual Meeting, non-employee directors will be paid $4,000 for each meeting of the Board attended in person and $1,000 for each meeting of the Board attended by phone. The Lead Director will be paid an additional $1,000 per Board meeting led. If we have a Chairman at anytime between the 2009 Annual Meeting and 2010 Annual Meeting, he or she will also be paid an additional $1,000 per meeting led. Non-Chair members of the Audit Committee will be paid $2,000 per meeting attended, whether in person or by phone, and the Chair of the Audit Committee will be paid $4,000 per committee meeting led. Non-Chair members of each other Board committee will be paid $1,500 for each committee meeting attended, whether in person or by phone, and the Chairs of such committees will be paid $3,500 per meeting led.

Option Grants

        Option awards to our non-employee directors are made under the Directors' Plan.

        In 2008 and until the 2009 Annual Meeting, upon first joining the Board, each non-employee director was automatically granted a stock option to purchase 10,000 shares of common stock, which vests quarterly in equal installments over a three-year period beginning on the grant date. As a result, on June 12, 2008, Dr. Hutson received an option to purchase 10,000 shares of common stock, with an exercise price of $17.95, the closing price of our common stock on the grant date, and on June 20, 2008, Dr. Corrigan received an option to purchase 10,000 shares of common stock, with an exercise price of $17.78, the closing price of our common stock on the grant date. In addition, provided that they were serving as a director on the close of business on the date of our 2008 Annual Meeting, our non-employee directors (other than the Lead Director) were entitled to an automatic grant of an option to purchase 15,000 shares of our common stock and our Lead Director was entitled to a grant of an option to purchase 22,500 shares of common stock. These annual option awards will vest 100% on the first anniversary of the grant date. As a result, on June 11, 2008, all of our non-employee directors (other than the Lead Director and Dr. Hutson and Dr. Corrigan, who were not yet directors) received an option to purchase 15,000 shares of common stock, and our Lead Director received an option to purchase 22,500 shares of common stock, in each case with an exercise price of $17.63, the closing price of our common stock on the grant date.

        Starting as of the 2009 Annual Meeting, upon first joining the Board, each non-employee director (other than the Lead Director and Chairman) will be entitled to an automatic grant of a stock option award with a fair value on the grant date of $150,000, calculated using the Black-Scholes option pricing model in accordance with SFAS 123(R), which will vest quarterly in equal installments over a three-year period beginning on the grant date. In addition, provided that they were serving as a director on the close of business on the date of our annual meeting of stockholders, our non-employee directors (other than the Lead Director and Chairman) will automatically be granted a stock option with a fair value on the date of our annual meeting of stockholders, calculated using the Black-Scholes option pricing model in accordance with SFAS 123(R), of $150,000. These annual option awards will vest 100% on the earlier of the first anniversary of the grant date or the date of our next annual meeting of stockholders. The Lead Director and Chairman, if any, will receive initial and annual stock option awards with a fair value on the grant date of $200,000 and $250,000, respectively. These option awards will have the same vesting schedule as the initial and annual stock option awards of non-employee directors.

Stock Ownership Guidelines

        Our non-employee directors are subject to stock ownership guidelines that require each director to own Cubist stock worth three times his or her annual retainer. These guidelines were adopted in January 2006. Non-employee directors serving as of the adoption date were required to be in compliance with the guidelines by January 1, 2009. Non-employee directors who joined the Board after January 2006 are required to be in compliance with the guidelines within three years of joining the Board. The guidelines are designed to align the interests of our non-employee directors with those of our stockholders by ensuring that they have a meaningful financial stake in our long-term success. The amount of stock required to be held to satisfy ownership requirements was established by the Compensation Committee after reviewing market practices of peer companies and determining what would constitute meaningful ownership to align directors and stockholders. In considering whether to increase the annual retainers and option awards of non-employee directors as of the 2009 Annual Meeting, the Board decided to maintain the ownership guidelines at three times the amount of the increased retainer in order to require non-employee directors to further increase their ownership of Cubist stock as their option awards increased.

        All non-employee directors who were required to meet the ownership requirement by January 1, 2009 met the requirement. Non-employee directors who were not required to meet the ownership requirement by January 1, 2009 were making good progress towards achievement of the requirement.

Other

        We also reimburse all of our directors for expenses incurred in connection with their attendance at Board or committee meetings and for participation in director education programs. We also provide director and officer insurance for all directors.

Directors Compensation Table

        This table sets forth all compensation earned by our non-employee directors for fulfillment of their duties as directors in 2008.

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2) (c)	Option Awards ($)(3) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)	Total ($) (h)
Kenneth Bate(4)	$48,500	$18,000	$182,024	$—	$—	$—	$248,524
Mark Corrigan(5)	$11,000	$7,000	$12,868	$—	$—	$—	$30,868
Sylvie Grégoire	$27,000	$12,000	$155,710	$—	$—	$—	$194,710
Nancy Hutson(6)	$20,000	$—	$13,582	$—	$—	$—	$33,582
David Martin, Jr.(7)	$36,000	$5,000	$121,355	$—	$—	$—	$162,355
Walter Maupay, Jr.	$68,000	$—	$121,355	$—	$—	$—	$189,355
Martin Rosenberg	$33,000	$7,000	$121,687	$—	$—	$—	$161,687
Matthew Singleton	$50,000	$—	$121,355	$—	$—	$—	$171,355
Martin Soeters	$28,000	$12,000	$155,427	$—	$—	$—	$195,427
Michael Wood	$37,000	$12,000	$121,687	$—	$—	$—	$170,687

(1)
Reflects cash compensation earned in 2008, including the portion of the annual retainers earned in 2008 by directors who have elected to receive their retainer in cash.

(2)
The directors who have amounts shown in this column elected to receive their annual retainer in shares of Cubist common stock. The amounts reflect the dollar value of the stock that will be granted to such directors on the date of the 2009 Annual Meeting, calculated using the closing price of our common stock on the date of our 2009 Annual Meeting, for the portion of the retainers that were earned in 2008.

(3)
Represents the proportionate amount of the total fair value of option awards recognized by us as an expense in 2008 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair values of these awards and the amounts expensed were determined using the Black-Scholes option pricing model in accordance with SFAS 123(R). In calculating the grant date fair values of these awards, we used the assumptions described in the notes to our consolidated audited financial statements in our Annual Report on Form 10-K for 2008 as of the grant date, excluding assumptions related to forfeitures. The Black-Scholes values listed below were used to calculate the component of the expense shown in this table for the grants made at the 2008 Annual Meeting (for Drs. Grégoire, Martin, Rosenberg and Wood and Messrs. Bate, Maupay, Singleton and Soeters). The Black-Scholes value for these grants was $7.19 per option as of the grant date of June 11, 2008 (using a volatility of 45%, a risk-free interest rate of 3.5% and an expected term of 4.3 years). Under these grants, Drs. Grégoire, Martin, Rosenberg, and Wood and Messrs. Maupay, Singleton and Soeters all received 15,000 options with a Black-Scholes value of $107,888. Mr. Bate received 22,500 options with a Black-Scholes value of $161,831. The Black-Scholes value for the grant to Dr. Hutson was $7.37 per option as of the grant date of June 12, 2008 (using a volatility of 45%, a risk-free interest rate of 3.7% and an expected term of 4.3 years). The Black-Scholes value for the grant to

  Dr. Corrigan was $7.28 per option on the grant date of June 20, 2008 (using a volatility of 45%, a risk-free interest rate of 3.6% and an expected term of 4.3 years). Dr. Hutson and Dr. Corrigan each received 10,000 options. Dr. Hutson's option grant had a Black-Scholes value of $73,735, and Dr. Corrigan's option grant had a Black-Scholes value of $72,787.

(4)
Lead Director.

(5)
Dr. Corrigan joined the Board in June 2008.

(6)
Dr. Hutson joined the Board in June 2008.

(7)
In connection with his retirement from the Board as of the 2009 Annual Meeting, the Board approved the following with respect to Dr. Martin's options: (a) to extend the post-termination of service exercise period of the options granted to Dr. Martin under the Directors' Plan from 90 days to one year, and (b) to accelerate the vesting of Dr. Martin's June 11, 2008 option grant from the vesting date of June 11, 2009 to his retirement date of June 4, 2009.

 COMPENSATION COMMITTEE REPORT(1)

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

                      Compensation Committee
                      Michael Wood, Chair
                      Martin Soeters
                      Walter Maupay

April 1, 2009

(1)
Notwithstanding anything to the contrary set forth in any of Cubist's previous filings under the Securities Act of 1933, as amended, which we refer to as the Securities Act, or the Securities Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report shall not be incorporated by reference into any such filings.

Equity Compensation Plans

        The following table provides information as of December 31, 2008 relating to our equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column)(1)
Equity compensation plans approved by security holders(2)	7,957,775		$18.57		5,332,099	(3)
Equity compensation plans not approved by security holders	1,707	(4)	$34.84	(5)	—	(6)

Total	7,959,482		$18.57		5,332,099

(1)
Pursuant to each of the 2000 Equity Incentive Plan and the Directors' Plan, awards of stock options will reduce the number of shares of common stock available for awards under the 2000 Equity Incentive Plan and the Directors' Plan, respectively, by one share for every share so awarded, and stock grants and awards of restricted stock and restricted stock units will reduce the number of shares of common stock available under the 2000 Equity Incentive Plan and the Directors' Plan, respectively, by two shares for every share so awarded. For example, if we award 100 shares of restricted stock, it would reduce the number of shares reserved for issuance under the 2000 Equity Incentive Plan or the Directors' Plan (as applicable) by 200 shares.

(2)
Consists of the 1993 Amended and Restated Stock Option Plan, or 1993 Plan, the 2000 Equity Incentive Plan, the Directors' Plan and the ESPP. The 1993 Plan terminated pursuant to its terms on May 6, 2003.

(3)
Includes 267,292 shares that were available for issuance under the ESPP as of December 31, 2008.

(4)
Includes 782 stock options outstanding under the 2001 United Kingdom Stock Option Plan, or U.K. Plan. The U.K. Plan was adopted when we had operations in the U.K. in order to encourage stock ownership by our employees in the U.K. The outstanding options are held by employees who transferred to the U.S. when we discontinued our operations in the U.K. Options granted under the U.K. Plan have been approved under the Income and Corporation Taxes Act of 1988 of the United Kingdom. Such options receive favored tax treatment in the U.K. No awards have been made under the U.K. Plan since we discontinued our operations in the U.K. Also includes 925 stock options outstanding under the TerraGen Discovery Inc. Employee Stock Option Plan, or TerraGen Plan, which we assumed as part of our acquisition of TerraGen Discovery Inc. in October 2000. Options under the TerraGen Plan became exercisable for shares of Cubist common stock upon consummation of the acquisition but remain subject to the TerraGen Plan. No awards have been made under the TerraGen Plan since the date of the acquisition.

(5)
The outstanding options under the U.K. Plan have a weighted average exercise price of $13.26 per share. The outstanding options under the TerraGen Plan have a weighted average exercise price of $53.08 per share.

(6)
As part of our decision to cease operations in the U.K., we terminated the U.K. Plan and will therefore not be issuing the remaining 468,710 options that were previously available under the U.K. Plan.

 MEETING AND COMMITTEES OF THE BOARD

The Board of Directors and Committees of the Board

        During 2008, the Board held fourteen meetings, ten of which were telephonic meetings, and took action by written consent on six occasions.

        The Board has four standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, or Governance Committee, and the Scientific Affairs Committee. There were six Audit Committee meetings, five Compensation Committee meetings, seven Governance Committee meetings, and three Scientific Affairs Committee meetings in 2008. In 2008, no director attended fewer than 75% of the total number of Board meetings plus applicable committee meetings held while he or she was a director. It has been the practice of the Board to hold a meeting on the same date and at the same location as our annual meetings of stockholders to encourage all Board members to attend the annual meeting. Each director, other than Dr. Corrigan and Dr. Hutson, who were not yet members of the Board at that time, attended the 2008 Annual Meeting in person.

Director Independence

        In March 2009, the Board determined that all of our directors, other than Mr. Bonney, our President and Chief Executive Officer, and Dr. Martin satisfied the independence requirements of The Nasdaq Global Market, or Nasdaq, and the independence requirements of our Amended and Restated Corporate Governance Guidelines. In making its director independence determinations, the Board took into consideration the transactions described in the section entitled "Transactions with Related Persons" in this Proxy Statement and the following relationship:

  –
  Dr. Mark Corrigan, one of our directors, is the Executive Vice President, Research & Development, of Sepracor, Inc. Sepracor acquired Oryx Pharmaceuticals, Inc., or Oryx, in June 2008. We are a party to a distribution agreement dated as of March 7, 2005 with Oryx, now a subsidiary of Sepracor, pursuant to which Oryx is responsible for developing and commercializing CUBICIN in Canada.

        Our Audit Committee, Compensation Committee and Governance Committee consist solely of independent directors, as defined by Nasdaq. The members of our Audit Committee also meet the additional SEC and Nasdaq independence and experience requirements applicable specifically to members of the Audit Committee. In addition, all of the members of our Compensation Committee are "non-employee directors" within the meaning of the rules of Section 16 of the Securities Exchange Act and "outside directors" for purposes of Section 162(m) of the Code.

Lead Director

        Our Board has considered the issue of Board leadership and has concluded that having a rotating non-employee Lead Director and no Chairman is the best structure to address the Board's needs. Mr. Bate currently is the Lead Director.

Audit Committee

        The functions of the Audit Committee are as set forth in the Amended and Restated Audit Committee Charter, which can be viewed on our website at www.cubist.com. The members of the Audit

Committee are Mr. Singleton, the Chair of the Committee, Mr. Bate and Dr. Corrigan. Mr. Singleton and Mr. Bate served on the Audit Committee for all of 2008. Dr. Corrigan joined the Audit Committee in July 2008 as part of our regular committee rotation, replacing Mr. Soeters, who joined the Compensation Committee at that time. The Board has determined that Messrs. Bate and Singleton are financial experts.

        The Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor's independence. Unless a type of service to be provided has received general pre-approval from the Audit Committee, it requires specific pre-approval in each instance by the Audit Committee. Any proposed services exceeding pre-approved cost levels generally require specific pre-approval by the Audit Committee.

Compensation Committee

        The functions of the Compensation Committee are as set forth in the Compensation Committee Charter, which can be viewed on our website at www.cubist.com. The members of the Compensation Committee are Dr. Wood, the Chair of the Committee, Mr. Maupay and Mr. Soeters. Dr. Wood and Mr. Maupay served on the Compensation Committee for all of 2008. Mr. Soeters joined the Compensation Committee in July 2008 as part of our regular committee rotation and in order to replace Dr. Martin, who served on the Compensation Committee until June 2008 and could no longer serve on the Compensation Committee due his lack of independence resulting from the AvidBiotics transaction described in the section entitled "Transactions with Related Persons" in this Proxy Statement. Compensation Committee members are appointed by the Board upon recommendation of the Governance Committee.

        The purposes of the Compensation Committee are: (a) to generally oversee our compensation philosophy and policies, (b) to ensure that compensation decisions represent sound fiscal policy and enable us to attract, motivate and retain highly qualified personnel, (c) to advise the Board on, and to facilitate the Board's oversight of, the compensation of the Board, the CEO and other Executive Officers, (d) to produce an annual report of the Compensation Committee, (e) to review the Compensation Discussion and Analysis, and, if appropriate, (f) to recommend inclusion of the Compensation Discussion and Analysis in our Proxy Statement. The Compensation Committee acts pursuant to a Compensation Committee Charter which it reviews and reassesses annually, making such changes as it deems necessary or appropriate.

        The Compensation Committee has the responsibility to: (a) make at least an annual report to the full Board, (b) annually review and recommend to the Board goals and objectives for the company and CEO, (c) annually evaluate CEO performance and discuss such evaluation with the full Board, (d) recommend to the full Board appropriate compensation for the CEO (the full Board sets CEO compensation), (e) review performance and set total compensation of our Executive Officers in consultation with the CEO, (f) oversee the administration of our stock option plans, (g) recommend to the Board the total compensation for the Board (the full Board ultimately approves Board compensation), (h) annually review and approve all compensation related matters outside the ordinary course, including employment contracts, change-in-control provisions, severance arrangements and perquisites for Executive Officers. The Compensation Committee delegates authority to the CEO to grant stock options (subject to a maximum amount) to our employees from time to time in recognition of significant results or achievement.

        The Compensation Committee has the authority to select, retain and terminate compensation consultants, obtain advice from outside advisors in order to design compensation programs that are strategically appropriate and cost-effective, stay informed on compensation trends, compare our compensation to the marketplace, and work with management to understand key compensation issues. In 2008, the Compensation Committee retained PM&P as its compensation consultant. PM&P served as an independent advisor to the Compensation Committee on topics primarily related to Board and executive compensation. PM&P has served as a consultant to the Compensation Committee since 2005. PM&P reports to the Compensation Committee Chair, takes direction from the Compensation Committee, and does not provide any services to the company other than the services provided at the request of the Compensation Committee.

        PM&P's general responsibilities to the Compensation Committee include working with management to acquire data necessary to complete work requested by the Compensation Committee, working with the Compensation Committee to help it understand compensation concepts, issues and the changing requirements of regulatory authorities, and assisting the Compensation Committee with reviews of management proposals relating to changes in compensation and related programs. Specific PM&P activities completed for the Compensation Committee in 2008 include the following:

  •
  Provided the Compensation Committee with a recommended updated list of comparable companies based on the criteria described in the Compensation Discussion and Analysis section of this Proxy Statement.

  •
  Provided the Compensation Committee with a competitive assessment of compensation for Executive Officers using PM&P's recommended (and Compensation Committee-approved) comparable company compensation data, and size- and industry-appropriate broad survey data.

  •
  Provided the Compensation Committee with a competitive assessment of compensation for members of the Board of Directors by comparing our director compensation programs to director compensation programs at comparable companies.

  •
  Provided the Compensation Committee with market-based compensation recommendations.

  •
  Prepared a dilution analysis of our overall equity use compared to overall equity use by comparable companies.

  •
  Assisted the Compensation Committee with evaluating long-term incentives, including consideration of stock options, restricted stock and restricted stock units.

  •
  Assisted the Compensation Committee by providing information and evaluating recapture policies and compensation-related tax rules and regulations, including Section 162(m) of the Code.

  •
  Attended Compensation Committee meetings and executive sessions at the request of the Compensation Committee.

Governance Committee

        The functions of the Governance Committee are as set forth in the Governance Committee Charter, which can be viewed on our website at www.cubist.com. The members of the Governance Committee are Mr. Maupay, the Chair of the Committee, Dr. Grégoire and Dr. Hutson. Mr. Maupay and Dr. Grégoire served on the Governance Committee for all of 2008. Dr. Hutson joined the

Governance Committee in July 2008 as part of our regular committee rotation, replacing Mr. Soeters, who joined the Compensation Committee at that time.

Scientific Affairs Committee

        The functions of the Scientific Affairs Committee are as set forth in the Scientific Affairs Committee Charter which can be viewed on our website at www.cubist.com. The members of the Scientific Affairs Committee are Dr. Rosenberg, the Chair of the Committee, and Dr. Corrigan, Dr. Hutson and Dr. Martin. Dr. Rosenberg and Dr. Martin served on the Scientific Affairs Committee for all of 2008. Dr. Rosenberg replaced Dr. Martin as Chair of the Committee and Dr. Corrigan and Dr. Hutson joined the Committee in July 2008 as part of our regular committee rotation. Dr. Grégoire rotated off the Scientific Affairs Committee in July 2008.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

        We have adopted Corporate Governance Guidelines, which we refer to as the Guidelines, which are available on our website at www.cubist.com and which are also available in print to any stockholder who requests them from the our Secretary. The Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duties to stockholders and relies on the Guidelines to provide that framework. The Guidelines were adopted by the Board to ensure that the Board is independent from management, and that the Board adequately performs its functions as the overseer of management. They were also adopted to ensure that the interests of the Board and management align with the interests of our stockholders.

Code of Conduct and Ethics

        We also have adopted a Code of Conduct and Ethics, which is available on our website at www.cubist.com and is also available in print to any stockholder who requests it. Our Code of Conduct and Ethics is applicable to all directors, Executive Officers and employees and embodies our principles and practices relating to the ethical conduct of our business and our long-standing commitment to honesty, fair dealing and full compliance with all laws affecting our business.

        The Board has established a means for employees to anonymously report a violation or suspected violation of the Code of Conduct and Ethics, including those violations relating to accounting, internal accounting controls or auditing matters.

Director Qualifications

        The Governance Committee requires that directors possess personal and professional ethics, integrity and values, and are committed to representing the interests of our stockholders. Directors must have an inquisitive and objective perspective, practical wisdom and mature judgment. We endeavor to have a Board representing diverse experience at policy-making levels in business, healthcare, education and technology, and in areas that are relevant to our activities. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and they should be committed to serving on the board for an extended period of time. The Governance Committee and Cubist management have developed a director orientation program for new directors, which is implemented by members of our management team.

Director Nomination Process

        In addition to considering candidates suggested by stockholders, the Governance Committee considers potential candidates recruited by the Company, recommended by our directors, Executive Officers and employees, and recommended by stockholders or third parties. The Governance Committee considers all candidates in the same manner regardless of the source of the recommendation.

        Nominations of persons for election to the Board may be made at a meeting of stockholders (a) by or at the direction of the Board or (b) by any stockholder who is a stockholder of record at the time of giving of notice for the election of Directors at the Annual Meeting of Stockholders and who complies with the notice procedures set forth below. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in accordance with our Amended and Restated By-Laws, or By-Laws, and as further described below under the heading "Stockholder Proposals and Board Candidates" in writing to the Secretary of Cubist Pharmaceuticals, Inc. at 65 Hayden Avenue, Lexington, Massachusetts 02421.

        The stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (b) as to the stockholder giving the notice (i) the name and address, as they appear on our books, of such stockholder, and (ii) the class and number of our shares that are beneficially owned by such stockholder. In addition to the requirements set forth above, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act and the rules and regulations thereunder. The director nominees for election at the 2009 Annual Meeting were recommended by the Governance Committee and were nominated by the Board. To date, we have not received any stockholder nominations for the 2009 Annual Meeting.

Stockholder Communications

        Stockholders may send general communications to our Board, including stockholder proposals, recommendations for Board candidates, or concerns about our conduct. These communications may be sent to any director, including members of the Audit Committee, in care of: Secretary, Cubist Pharmaceuticals, Inc., 65 Hayden Avenue, Lexington, Massachusetts 02421. All communications will be reviewed by the Secretary and, unless otherwise indicated in such communication, submitted to the Board or an individual director, as appropriate.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of our Compensation Committee during 2008 were Dr. Wood, Dr. Martin, Mr. Maupay and Mr. Soeters. None of these Committee members is or has ever been an officer or employee of Cubist. To our knowledge, there were no other relationships involving members of the Compensation Committee or our other directors which require disclosure in this Proxy Statement as a Compensation Committee interlock.

 TRANSACTIONS WITH RELATED PERSONS

        In accordance with our written Governance Committee Charter, our Governance Committee is responsible for reviewing and pre-approving or ratifying the terms and conditions of all transactions that would be considered related party transactions pursuant to SEC rules. Any such transaction must be approved by our Governance Committee prior to Cubist entering into the transaction and must be on terms no less favorable to Cubist than could be obtained from unrelated third parties. A report is made to our Governance Committee annually disclosing all related parties that are employed by us and related parties that are employed by other companies with which we had a material relationship during that year, if any. In carrying out this responsibility, the Governance Committee approved the related party transactions described below in 2008. We have no other related party transactions.

        In May 2008, we entered into a series of transactions that resulted in NitroMed, Inc., or NitroMed, subleasing space from us at 45 Hayden Avenue, a building where we rented space prior to the transactions with NitroMed. Mr. Kenneth Bate, our Lead Director, is the President and Chief Executive Officer and a director of Nitromed. Prior to the May 2008 transactions with us, NitroMed leased approximately 19,815 square feet of office space from the landlord of 45-55 Hayden Avenue. The transactions between us and NitroMed consisted of the following: NitroMed assigned its lease, which expires in September 2012 and has monthly payments of $45,409, to us for a nominal amount; NitroMed was released from all of its obligations under its lease by the landlord, including a refund of its security deposit, upon us paying an equal security deposit to the landlord; we purchased office furniture from NitroMed for $40,000; and we subleased back to NitroMed approximately 4,000 square feet of the space formerly leased by NitroMed for a monthly payment from NitroMed to us of $9,166. The initial term of our sublease with NitroMed was three months after which it became a month-to-month lease. We received approximately $64,000 in lease payments from NitroMed during 2008.

        In June 2008, we entered into a Collaborative Research and Option Agreement with AvidBiotics Corporation, or AvidBiotics, to conduct a research program, with the goal of demonstrating in vitro efficacy of its Avidocin™ technology against Clostridium difficile bacteria. Dr. David Martin, one of our directors, is Chairman, Chief Executive Officer and a co-founder of AvidBiotics. Under the agreement with AvidBiotics, we agreed to fund a feasibility study for approximately $1,250,000 and to pay up to $1,000,000 in success fees depending upon the results of the study. In additional consideration for these payments, we obtained an option to acquire an exclusive, worldwide license to licensed compounds (as defined in the agreement) for the therapeutic or prophylactic treatment of humans for actual or suspected Clostridium difficile bacteria. To exercise the option, we would have to pay $400,000 to AvidBiotics. If we exercise the option, we would also be required to make milestone payments to AvidBiotics upon the achievement of specified development and commercialization milestones and to pay royalties to AvidBiotics based upon sales of licensed products.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act requires our Executive Officers, directors and persons holding more than 10% of our common stock to file initial reports of beneficial ownership and changes in beneficial ownership of our securities. Based solely on information provided to us by our directors and Executive Officers, we believe that, during 2008, all such parties complied with all applicable filing requirements except that Dr. David Martin, one of our directors, filed a Form 4 on an untimely basis on December 30, 2008 that covered the transfer, effected by two transactions that took place on June 8, 2006 and June 18, 2008, of all of his shares of common stock and stock options from Dr. Martin to the Dr. David W. Martin, Jr. and Kathleen M. Martin Revocable Trust.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, to examine the financial statements of Cubist for the fiscal year 2009. That selection was ratified by our Board, and our stockholders are being asked to ratify that selection at our 2009 Annual Meeting. For 2008, in addition to audit services, PricewaterhouseCoopers LLP provided tax advisory services to Cubist. The Audit Committee has considered whether the provision of these additional services is compatible with maintaining the independence of PricewaterhouseCoopers LLP. We understand the need for PricewaterhouseCoopers LLP to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of PricewaterhouseCoopers LLP, our Audit Committee has restricted the non-audit services that PricewaterhouseCoopers LLP may provide to us primarily to tax services and merger and acquisition due diligence and audit services. The Audit Committee pre-approved all services provided by PricewaterhouseCoopers LLP for 2008 and 2007.

        The aggregate fees billed for professional services by PricewaterhouseCoopers LLP for 2008 and 2007 for these various services were:

Types of Fees	2008	2007
Audit Fees(1)	$796,250	$659,700
Audit-Related Fees(2)	26,000	30,600
Tax Fees(3)	455,688	436,808
All Other Fees(4)	1,500	1,500

Total	$1,279,438	$1,128,608

(1)
Audit Fees consist of fees for professional services for the audit of our consolidated financial statements and internal control over financial reporting included in our Annual Report on Form 10-K, the review of the interim financial statements included in our Quarterly Reports on Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under "Audit Fees."

(3)
Tax Fees consist of fees for tax compliance, planning and advisory services other than those that relate specifically to the audits and reviews of our consolidated financial statements and internal control over financial reporting.

(4)
All Other Fees are billed by PricewaterhouseCoopers LLP to us for any services not included in the first three categories.

 AUDIT COMMITTEE REPORT(1)

        In fulfilling its oversight responsibility, the Audit Committee reviewed and discussed our audited 2008 year-end financial statements with management and with PricewaterhouseCoopers LLP, our independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters to be discussed in accordance with Statement on Auditing Standards No. 61, as amended. In addition, the Audit Committee received from the independent registered public accounting firm written disclosures and the letter required by the applicable standards of the Public Company Accounting Oversight Board. The Audit Committee also discussed with the independent registered public accounting firm the auditors' independence from management and the company, including a review of audit and non-audit fees and the matters covered by the written disclosures and letter provided by the independent registered public accounting firm.

        The Committee discussed with PricewaterhouseCoopers LLP the overall scope and plans for the audit. The Audit Committee met with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of its audits and reviews, its evaluations of Cubist and its personnel, our internal controls, and the overall quality of our financial reporting. The Audit Committee also met, on a regular basis, with our internal auditors, Vitale, Caturano & Company, Ltd., and with our Chief Compliance Officer, in each case, with and without management present.

        Based on the reviews and discussions referred to above, the Audit Committee reviewed and recommended to the Board that our audited 2008 year-end financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

Audit Committee Matthew Singleton, Chair Kenneth Bate Mark Corrigan

April 1, 2009

(1)
Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Securities Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Report of the Audit Committee shall not be incorporated by reference into any such filings.

 PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees for Election as Directors

        Our Board is divided into three classes, with one class of directors elected each year at the Annual Meeting of Stockholders for a three-year term of office. All directors of a class hold their positions until the Annual Meeting of Stockholders at which their terms of office expire and until their successors have been duly elected and qualified.

        The term of office of the current Class I Directors will expire at the 2009 Annual Meeting. The current Class I Directors are Mr. Kenneth Bate, Dr. David Martin, Dr. Nancy Hutson and Mr. Martin Soeters. Dr. Martin will retire from the Board as of the 2009 Annual Meeting.

        The Board has nominated Mr. Bate, Dr. Hutson and Mr. Soeters for re-election as Class I Directors to hold office until the 2012 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. In the event that any of the nominees shall be unable or unwilling to serve as a director, the Board shall reserve discretionary authority to vote for a substitute or substitutes. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve. Proxies cannot be voted for any persons other than the nominees.

Vote Required

        The affirmative vote of a plurality of the shares of common stock present or represented and entitled to vote at the 2009 Annual Meeting, in person or by proxy, is required for the election of each of the nominees.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS
VOTE "FOR" THE DIRECTOR NOMINEES IDENTIFIED IN PROPOSAL NO. 1

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO AMENDED AND RESTATED
1997 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES
ISSUABLE UNDER THE PLAN BY 500,000

Introduction and Background

        We are asking our stockholders to approve an amendment to our Amended and Restated 1997 Employee Stock Purchase Plan, or ESPP. The amendment would authorize the addition of 500,000 shares to the 750,000 shares currently available for issuance under the ESPP. The Board approved this amendment on March 17, 2009. Our Named Executive Officers, each of whom may participate in the ESPP, have an interest in this proposal.

        The ESPP became effective in December 1997 with 250,000 shares allocated to the ESPP, which was increased to 500,000 shares at our 2005 Annual Meeting of Stockholders and to 750,000 shares at our 2007 Annual Meeting of Stockholders. As of April 9, 2009, there were 223,865 shares available for issuance under the ESPP. The amendment will increase the number of shares of our common stock available for issuance under the ESPP by 500,000 shares. If this amendment is approved, the 723,865 shares that will be available for issuance under the ESPP will represent less than one-and-a-half percent of our total outstanding shares as of April 9, 2009. We anticipate that these remaining shares will allow us to continue to maintain the ESPP for approximately six years based on our anticipated growth rates and estimates regarding employee participation in the ESPP.

        A copy of the ESPP, as proposed to be amended by this Proposal, is attached as Appendix A to this Proxy Statement. The essential features of the ESPP are summarized below.

  Reasons for Amendment

        We believe the ESPP is an important component of our employee compensation package and allows us to hire and retain high quality employees. The ESPP also provides a convenient and appropriate means for employees to purchase ownership in Cubist, which helps align our employees' and our stockholders' interests. The increase in the number of shares of stock available for issuance under the ESPP is necessary for us to maintain this important program for the coming years.

  Summary of the ESPP

        The following description of certain provisions of the ESPP, as proposed to be amended by this Proposal, is intended as a summary of such provisions and does not purport to be a complete statement of such provisions or of the ESPP or its operation; and such description is qualified in its entirety by reference to the provisions of the ESPP attached hereto at Appendix A.

        Purpose.    The ESPP provides an opportunity to our employees to purchase options to purchase shares of our common stock, or Options, through payroll deductions and in accordance with the terms of the ESPP. The ESPP encourages ownership of stock by our employees. This helps us retain the services of our employees and attract and retain new employees of high quality and provides an additional incentive for our employees to promote the success of our business. Proceeds received by us from the exercise of the Options are used for general corporate purposes. The ESPP is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

        Offering Periods; Purchase of Options.    Options are issued to each participating employee based on the employee's determination of the percentage of such employee's base compensation, up to 15%, which is deducted from his or her payroll and contributed to the ESPP. The ESPP currently has two six-month offering periods, or Offering Periods, during each year, with the first Offering Period running from January 1st through June 30th, and the second Offering Period running from July 1st through December 31st. Options are issued on the first day of the two Offering Periods. Each Option entitles the participating employee to purchase shares of our common stock at a price equal to 85% of the lesser of: (a) the fair market value of the shares as of the first business day of the Offering Period, and (b) the fair market value of the shares as of the last business day of the Offering Period. On the last business day of the Offering Period, the participating employee may purchase the number of shares purchasable by his or her accumulated payroll deductions, or, if less, the maximum number of shares subject to the Option. The Board may amend the ESPP from time to time to increase or decrease the length of any future Offering Periods and to make all required conforming changes to the ESPP; provided, however, that in no event will an Offering Period exceed 27 months.

        Shares Available for Issuance.    The proposed amendment will increase the total number of shares of our common stock that have been reserved for issuance under the ESPP to 1,250,000. The number of shares of common stock previously reserved for issuance under the ESPP was 750,000 shares. As of April 9, 2009, a total of 526,135 shares of common stock had been issued and sold to employees under the ESPP, leaving 223,865 shares available for purchase.

        Administration.    The ESPP is administered by the Board. The Board may delegate all or a portion of its authority with respect to the ESPP to the Compensation Committee. Until such delegation is revoked by the Board, the Compensation Committee may exercise all powers under the ESPP that are so delegated. Subject to any such delegation, the Board has complete authority to interpret the ESPP, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the options granted under the ESPP, and to make all other determinations deemed necessary or advisable by it for the administration of the ESPP. All determinations of the Board under the ESPP are final and binding as to all persons having or claiming any interest in or arising out of the ESPP.

        Eligibility and Participation.    Options under the ESPP may be granted only to employees who are customarily employed by Cubist or its subsidiaries for more than twenty hours per week and for more than five months per calendar year. No employee is eligible to participate in the ESPP if, following the exercise of an Option granted to such employee, the employee would own stock representing 5% or more of the total combined voting power or value of all of our classes of stock.

        No employee may purchase more than $25,000 worth of our common stock under the ESPP (determined by the market value of such stock as of the date of the grant of the Option) and any other "employee stock purchase plans" (as defined in the Code) for each calendar year in which such Option is outstanding at any time.

        Unless the Compensation Committee decides otherwise prior to the commencement of an Offering Period, all participating employees are permitted once per Offering Period to change the percentage of base compensation withheld during an Offering Period. In addition, once per Offering Period a participating employee may withdraw all of his or her accumulated payroll deductions from the ESPP by submitting a written request to our human resources department no later than the close of business on the last business day of the Offering Period. The percentage of base compensation withheld may also be changed from one Offering Period to another.

        As of April 9, 2009, there were 562 employees eligible to participate in the ESPP, including all of our Executive Officers (one of whom is a director). Participation in the ESPP is voluntary. Approximately 31% of our employees participated in the ESPP during the most recent Offering Period, and four of eight of our Executive Officers participated in the ESPP during the most recent purchase period.

        Transferability of Options.    Options under the ESPP are not transferable, otherwise than by will or by the laws of descent and distribution, and may be exercised during the life of the participating employee only by the participating employee.

        Termination of Employment of Participating Employee.    If a participating employee ceases for any reason, other than retirement after age 65 or death, to be continuously employed by Cubist or its subsidiaries, whether due to voluntary severance, involuntary severance, or transfer, his or her Options immediately expire, and the participating employee's accumulated payroll deductions are returned to the participating employee. Military or sick leave is not deemed a termination provided it does not exceed the longer of 90 days or the period during which the rights of the absent participating employee are guaranteed by statute or by contract. If a participating employee retires after age 65 or dies, the participating employee or, in the case of death, his or her beneficiary may withdraw the participating employee's accumulated payroll deductions, or purchase shares on the last business day of the Offering Period to the extent that the participating employee would be so entitled had he or she continued to be an employee, but any such purchase shall be limited by the amount of the participating employee's accumulated payroll deductions as of the date of his or her retirement or death. Accumulated payroll deductions are applied by us toward the purchase of shares only if the participating employee or, in the case of death, his or her beneficiary submits to us not later than the last business day of the Offering Period a written request that the deductions be so applied.

        Term and Termination of the ESPP; Amendment.    No Option may be granted under the ESPP after November 30, 2017. The Board may terminate the ESPP at any time or make such modifications of the ESPP as it shall deem advisable; provided, however, that the Board may not without approval by the holders of a majority of the outstanding shares of common stock, increase the maximum number of shares of common stock purchasable under the ESPP or change the description of employees or classes of employees eligible to receive Options. No termination or amendment of the ESPP may, without the consent of a participating employee to whom an Option under the ESPP has been granted, adversely affect the rights of such participating employee under such Option.

        Existing Plan Benefits.    The table below shows, as to each of our Named Executive Officers and the various indicated groups, the following information with respect to transactions under the ESPP effected during the 2008 Offering Periods: (i) the number of shares of common stock purchased under the ESPP during that period and (ii) the weighted average purchase price paid per share of common stock in connection with such purchases.

Name	Number of Shares	Weighted Average Purchase Price($)
Michael Bonney	1,283	$15.36
David McGirr	0	—
Robert Perez	1,279	$15.36
Lindon Fellows	964	$15.36
Steven Gilman	0	—
Executive Officers as a group	4,893	$15.39
Current non-employee directors	0	—
Employees who are not Executive Officers as a group	81,228	$15.37

        Future Plan Benefits.    Each participating employee's level of participation depends on the employee's determination as to the level of payroll deductions to be allocated to the purchase of stock under the ESPP. Accordingly, future purchases by Executive Officers and other employees under the ESPP are not determinable.

  Federal Income Tax Aspects of the ESPP

        The following discussion is a brief and general summary of the United States federal income tax consequences to recipients of awards granted under the ESPP. This discussion is not comprehensive and is based upon laws and regulations in effect on April 1, 2009. Such laws and regulations are subject to change. This summary is intended for the information of stockholders considering how to vote and not as tax guidance to participants in the ESPP. Employees participating in the ESPP should consult their own tax advisors as to the tax consequences of participation.

        The discussion below is based on currently existing provisions of the Code, Treasury Department regulations thereunder, published positions of the Internal Revenue Service and court decisions. All of the foregoing are subject to change, and any such change could affect the continuing validity of this discussion. Any future legislation or regulations could apply retroactively.

        The ESPP is intended to qualify as an "employee stock purchase plan" as defined under Section 423 of the Code. Under the applicable Code provision, a participating employee generally will recognize no federal income tax upon either the grant or exercise of an Option granted under the Plan.

        If a participating employee sells or otherwise disposes of shares of common stock purchased under the ESPP within two years after the date the applicable Option was granted, or within one year after the date such Option was exercised, such participating employee will generally be taxed at ordinary income rates on an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time the Option was exercised, and we will be entitled to a deduction of an equivalent amount. The difference between the amount received on the disposition of the shares and the participating employee's tax basis in the shares, as adjusted to reflect the amount taxed as ordinary income, will be recognized as a capital gain or loss.

        If a participating employee: (i) sells or otherwise disposes of shares of common stock purchased under the ESPP more than two years after the applicable Option was granted, and more than one year after the Option was exercised, and if the employee was eligible to participate in the ESPP at all times during the period beginning with the date the Option was granted and ending three months before the date of exercise, or (ii) dies while holding the shares, such participating employee will be taxed at ordinary income rates on the amount equal to the lesser of (a) the excess of the fair market value of such shares at disposition or death over the exercise price of the Option, or (b) the excess of the fair market value of the shares at the time the Option was granted over the exercise price. We will not be entitled to a corresponding deduction. In the event of disposition after the holding periods have been met, the difference between the amount realized on the disposition of such shares and the participating employee's tax basis in such shares (as adjusted by the amount of ordinary income recognized) will be recognized as a long-term capital gain or loss.

        For purposes of the foregoing summary of federal income tax consequences, we assumed that no Option under the ESPP will be considered "deferred compensation" as that term is defined for purposes of recent federal tax legislation governing nonqualified deferred compensation arrangements, Section 409A of the Code, or, if any Option were considered to any extent to constitute deferred compensation, its terms would comply with the requirements of that legislation (in general, by limiting any flexibility in the time of payment). If an Option includes deferred compensation, and its terms do not comply with the requirements of the legislation, then any deferred compensation component of an Option under the ESPP will be taxable when it is earned and vested (even if not then payable) and the recipient will be subject to a 20% additional tax.

Vote Required

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the 2009 Annual Meeting will be required to approve this amendment to the ESPP.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
VOTE "FOR" PROPOSAL NO. 2

 PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO AMENDED AND RESTATED
2002 DIRECTORS' EQUITY INCENTIVE PLAN TO
EXTEND THE TERM OF THE PLAN AND
INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE PLAN

Introduction and Background

        We are asking our stockholders to approve an amendment to our Amended and Restated 2002 Directors' Equity Incentive Plan, or Directors' Plan. The amendment would authorize the issuance of stock awards under the Directors' Plan, in addition to the stock options, restricted stock grants and stock awards already allowed under the Directors' Plan, and authorize the addition of 400,000 shares to the 975,000 shares currently reserved for issuance under the Directors' Plan. The Board of Directors approved this amendment on March 17, 2009. Our directors (other than our CEO) have an interest in this proposal, in that they can receive options, restricted stock, restricted stock units and stock awards under the Directors' Plan.

        The Directors' Plan was first approved by our stockholders in June 2002 with 175,000 shares reserved for issuance. The number of shares reserved for issuance was increased to 525,000 at our 2004 Annual Meeting of Stockholders, to 675,000 shares at our 2006 Annual Meeting of Stockholders, and to 975,000 shares at our 2007 Annual Meeting of Stockholders. As of April 9, 2009, there were 346,270 shares available for issuance under the Directors' Plan. The amendment will extend the term of the Directors' Plan by three years, from June 30, 2012 to June 30, 2015, and increase the number of shares of our common stock available for issuance under the Directors' Plan by 400,000. If approved, the 746,270 shares available for issuance under the Directors' Plan would represent approximately 1.3 percent of our total outstanding shares as of April 9, 2009.

        The Board, based upon a recommendation of the Compensation Committee, changed our director compensation guidelines on March 5, 2009, which will affect the number of shares of common stock subject to the annual stock options awarded to directors. The Compensation Committee recommendation was made after consultation with the Compensation Committee's independent compensation consultant regarding the results of the consultant's survey of comparable companies, as described in the director compensation section of this Proxy Statement. Under the new compensation plan, every year as of our annual stockholders meeting beginning with the 2009 Annual Meeting, each non-employee director (other than the Chairman, if we have a Chairman as of the 2009 Annual Meeting, and Lead Director) will receive an option with a fair value on the grant date of $150,000. The Chairman and the Lead Director, if any, will receive an option with a fair value on the grant date of $250,000 and $200,000, respectively. In addition, each non-employee director will receive an annual retainer of $22,000 (or $34,000 for a Chairman and $28,000 for a Lead Director). Directors have the option to take the retainer in cash or as a stock grant award under the Directors' Plan.

        Based on the new compensation plan we anticipate that the 746,270 remaining shares available for issuance under the Directors' Plan would allow us to continue to maintain the Directors' Plan for approximately three years for a Board of up to 11 Directors.

        A copy of the Directors' Plan, as proposed to be amended by this Proposal, is attached as Appendix B to this Proxy Statement. The essential features of the Directors' Plan are summarized below.

Reasons for Amendment

        We believe the Directors' Plan is an important component of our director compensation package and allows us to attract and retain high quality board members. The extension of the term of the Directors' Plan and the increase in the number of shares of stock available for issuance under the Directors' Plan is necessary for us to maintain this important benefit plan.

Summary of the Directors' Plan

        The following description of certain provisions of the Directors' Plan, as proposed to be amended by this Proposal, is intended as a summary of such provisions and does not purport to be a complete statement of such provisions or of the Directors' Plan or its operation; and such description is qualified in its entirety by reference to the provisions of the Directors' Plan attached hereto at Appendix B.

        Purpose.    The purpose of the Directors' Plan is to promote the recruiting and retention of highly qualified directors, to strengthen commonality of interest between directors and stockholders by encouraging stock ownership by non-employee directors and to provide additional incentive for them to promote the success of our business. Options granted under the Directors' Plan are not incentive stock options.

        Administration.    The Directors' Plan is administered by the Compensation Committee. Subject to the provisions of the Directors' Plan, the Compensation Committee has complete authority to interpret the Directors' Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of award agreements (which need not be identical), and to make all other determinations deemed necessary or advisable by it for the administration of the Directors' Plan. The members of the Compensation Committee consist of directors who are "non-employee directors" within the meaning of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act, "outside directors" for purposes of Section 162(m) of the Code, and "independent directors" for purposes of The Nasdaq Stock Market Rule 4200.

        Eligibility.    Only members of our Board who are not employees or officers of Cubist may be granted awards under the Directors' Plan.

        Automatic Grants.    Under the Directors' Plan, each non-employee director (other than the Chairman and Lead Director) who is elected to the Board for the first time is automatically granted on such director's first election or appointment date, as the case may be, a stock option in an amount previously determined by the Board. As noted above, the Board currently has set the amount of the initial option grant as follows: Non-employee directors other than the Chairman and Lead Director will receive an option with a fair value on the grant date of $150,000, and, if such director is elected as the Chairman or the Lead Director at such time, the director will instead automatically receive an option with a fair value on the grant date of $250,000 and $200,000, respectively. In addition, each non-employee director that continues to serve as a director at the close of business on the date of the Annual Meeting of Stockholders is automatically granted on such business day a stock option in an amount previously determined by the Board. On March 5, 2009, the Board set the amount of the annual option grants to be made at the 2009 Annual Meeting as follows: Non-employee directors other than the Chairman (if we had a Chairman as of the 2009 Annual Meeting) and Lead Director will receive an option with a fair value on the grant date of $150,000, and the Chairman (if any) and the

Lead Director will receive an option with a fair value on the grant date of $250,000 and $200,000, respectively.

        Future Plan Benefits.    The section entitled "Automatic Grants" describes the stock options expected to be granted to current non-employee directors in 2009. In addition, six of our non-employee directors, including our Lead Director, have elected to take the annual retainer to be paid to them at the 2009 Annual Meeting in the form of a stock grant. The number of shares of common stock to be issued to each such director with respect to such stock grant will be based upon the closing price of our common stock on the Annual Meeting date. As a result, the number of shares of common stock to be covered by such stock grants is not determinable in advance. Because of the Board's discretion in setting the annual grant and each directors' discretion to elect to take his or her annual retainer in cash or stock (in the form of a stock grant), the maximum number of shares of common stock covered by grants that may be received by each non-employee Director under the Directors' Plan in any subsequent year is not determinable in advance. Executive Officers and our other employees are not eligible to receive awards under the Directors' Plan.

        Shares Subject to the Directors' Plan and to Outstanding Awards.    If the proposed amendment is approved, a total of 746,270 shares of common stock would be reserved for issuance under the Directors' Plan. As of April 9, 2009, options to purchase 693,750 shares have been issued under the Directors' Plan, 72,500 of which have been cancelled to date, and 3,740 shares have been awarded in the form of stock grants, all of which have been issued, at each directors' election, as payment for the directors' annual retainer in lieu of cash.

        Share Counting.    We have designed the Directors' Plan to allow for flexibility in the range of awards that can be granted and to minimize the dilutive effect of stock grants and awards restricted stock and restricted stock units. Accordingly, similar to our 2000 Equity Incentive Plan, the Directors' Plan provides that awards of stock options will reduce the number of shares of common stock available for awards under the Directors' Plan by one share for every share so awarded, and stock grants and awards of restricted stock and restricted stock units will reduce the number of shares of common stock available for awards under the Directors' Plan by two shares for every share so awarded. For example, if we award 100 shares of restricted stock, we would reduce the number of shares reserved for issuance under the Directors' Plan by 200 shares.

        Share Adjustments.    The number of shares of common stock covered by each outstanding award under the Directors' Plan, the option exercise price of each option, the repurchase price of each share of restricted stock then subject to a risk of forfeiture in the form of a Company repurchase right, as well as the number of shares that may be awarded under the Directors' Plan, will be proportionately adjusted for any increase or decrease in the number of outstanding shares of common stock by reason of (i) the subdivision (e.g., split-up) or combination of such shares, (ii) any stock dividend payable in shares of common stock, or (iii) any reclassification of outstanding shares of common stock.

        Prohibition on Repricing without Stockholder Approval.    Similar to our 2000 Equity Incentive Plan, the Directors' Plan provides that awards outstanding under the Directors' Plan may not be repriced without the approval of a majority of the then outstanding shares of our common stock. For this purpose, the Directors' Plan provides that the term "repricing" means any of the following or any other action that has the same effect: (a) lowering the exercise price of a stock option after it is granted, (b) buying-out an outstanding stock option at a time when its exercise price exceeds the fair market value of our common stock for cash or shares, (c) any other action that is treated as a repricing under generally accepted accounting principles, or (d) canceling a stock option at a time when its exercise price exceeds the fair market value of our common stock in exchange for another stock option, restricted stock, restricted stock units, a stock grant or other equity, unless the cancellation and exchange occurs in connection with a Change in Corporate Control (as defined in the Directors' Plan).

        Stock Options.    Stock options entitle the holder to purchase shares of common stock during a specified period at a purchase price specified by the Compensation Committee (but at a price equal to at least 100% of the fair market value, as defined in the Directors' Plan, of the common stock on the grant date). The term of a stock option may not exceed 10 years. The exercisability of each option and its term (subject to the 10-year term limit) are established by the Compensation Committee. Options may be exercised in whole or in part by: (a) the payment by check or bank draft of the full exercise price of the shares of common stock purchased, (b) shares of common stock having a fair market value equal to the aggregate exercise price for the shares purchased, or (c) through a cashless exercise program established with a securities brokerage firm.

        Restricted Stock Units.    A restricted stock unit award is an award that represents the right to receive shares of our common stock at a future date, subject to satisfaction of service or other requirements. A restricted stock unit award is typically subject to vesting conditions and transfer restrictions. Awards of restricted stock units are subject to such terms and conditions as the Compensation Committee may determine in its discretion.

        Restricted Stock.    A restricted stock award is an award of shares of common stock that is typically subject to vesting conditions, also referred to as the "risk of forfeiture" (as defined in the Directors' Plan), and transfer restrictions. Awards of restricted stock are subject to such terms and conditions as the Compensation Committee may determine in its discretion. Except for restrictions on transfer and such other restrictions as the Compensation Committee may impose, recipients will have all the rights of a stockholder with respect to the restricted stock.

        Stock Grants.    A stock grant is an award of shares of common stock made to a recipient in recognition of his or her significant contributions to the success of Cubist or its subsidiaries. A stock grant may be made in lieu of compensation otherwise already due and in such other limited circumstances as the Compensation Committee deems appropriate. Stock grants will be made without forfeiture conditions of any kind and otherwise pursuant to such terms and conditions as the Compensation Committee may determine. Directors have the option to take their annual retainer in cash or as a stock grant award under the Directors' Plan.

        Acceleration of Awards.    The Compensation Committee may accelerate the exercisability of or waive the right to forfeiture as to, any award in whole or in part at any time. Moreover, the Directors' Plan provides that upon a "Change in Corporate Control" (as defined in the Directors' Plan): (a) each outstanding option will immediately become fully exercisable, (b) each restricted stock unit will immediately vest in its entirety, and (c) the risk of forfeiture with respect to each award of restricted stock shall expire. A "Change in Corporate Control" includes, among other things, the acquisition by any third party (as defined below), directly or indirectly, of more than 25% of the common stock outstanding at the time, without the prior approval of our Board of Directors (a "Hostile Change in Corporate Control"). A "third party" for purposes of the foregoing means any person other than Cubist or a subsidiary or employee benefit plan or trust maintained by Cubist or any of its subsidiaries together with any of such person's "affiliates" and "associates" as defined in Rule 12b-2 under the Securities Exchange Act. The Board of Directors, however, has the discretion to exclude any event, other than a Hostile Change in Corporate Control, from being deemed a Change in Corporate Control. A majority of the members of our incumbent board of directors prior to the acquisition has the discretion to exclude a Hostile Change in Corporate Control from being deemed a Change in Corporate Control. If the Board of Directors, or a majority of our incumbent directors prior to such Hostile Change in Corporate Control, as the case may be, exercises such discretion, outstanding options will not accelerate, restricted stock units will not vest in their entirety, and the risk of forfeiture with respect to awards of restricted stock shall not expire.

        Transferability of Awards.    Awards under the Directors' Plan are not transferable, except by will or the laws of descent and distribution or except to the extent authorized and permitted by the Compensation Committee.

  Termination of Association with Cubist:

        Stock Options:    Unless otherwise determined by the Compensation Committee (either at the time of grant or thereafter) and subject to the terms of the applicable award agreement, if an optionee under the Directors' Plan ceases to be a director of Cubist and its subsidiaries for any reason other than death, any option held by such optionee or a permitted transferee of such optionee may only be exercised, if at all, by such optionee or such permitted transferee, as the case may be, at any time within 90 days after such cessation, but only to the extent exercisable at the time of such cessation and in no event after the expiration of the term of such option. If an optionee dies, any option held by such optionee or a permitted transferee of such optionee may be exercised by such optionee, such optionee's executor or administrator or such permitted transferee, as the case may be, at any time within the shorter of the term of such option or 12 months after the date of death, but only to the extent exercisable at death. Options that are not exercisable at the time of such cessation, or that are so exercisable but are not exercised within the time periods described above, terminate.

        In the event that the applicable stock option agreement with respect to any option contains specific provisions governing the effect that any such cessation will have on the exercisability of such option or in the event that the Board or the Compensation Committee at any time adopt specific provisions governing the effect that any such cessation will have on the exercisability of such option, then such provisions will, to the extent they are inconsistent with the Directors' Plan, control and be deemed to supersede any conflicting provisions of the Directors' Plan.

        Restricted Stock Units:    Unless otherwise determined by the Compensation Committee (either at the time of grant or thereafter) and subject to the terms of the applicable award agreement, once a recipient of a restricted stock unit award under the Directors' Plan ceases to be a director of Cubist and its subsidiaries for any reason, all unvested shares of common stock subject to a restricted stock unit award shall be forfeited.

        Restricted Stock:    Unless otherwise determined by the Compensation Committee (either at the time of grant or thereafter) and subject to the terms of the applicable award agreement, once a recipient of a restricted stock unit award under the Directors' Plan ceases to be a director of Cubist and its subsidiaries for any reason, all shares of restricted stock still subject to the risk of forfeiture or subject to return to or repurchase by Cubist shall be forfeited.

  Limitation of Rights in Stock:

        Subject to an Option.    An optionee has no rights as a stockholder merely by holding options which have not been exercised for shares of common stock.

        Subject to a Restricted Stock Unit.    A holder of a restricted stock unit has no rights as a stockholder with respect to shares of common stock covered by the restricted stock unit award, except to the extent that the restricted stock units have vested and the shares of common stock have been issued and delivered to the holder. If so provided pursuant to the terms of the award agreement, the holder of an award of restricted stock units will be entitled to receive, following the vesting of the award, payments equivalent to any dividends declared with respect to the shares underlying the award. Unless the award agreement otherwise provides, any such dividend equivalents shall be paid, if at all, without interest or other earnings.

        Subject to Awards of Restricted Stock.    A recipient of restricted stock shall have the rights of a stockholder, including the right to vote the shares and the right to receive any cash dividends. The Compensation Committee may, at the time of the award, permit or require the payment of cash dividends to be deferred and, if directed by the Compensation Committee, reinvested in additional restricted stock.

        Term and Termination of the Directors' Plan; Amendment.    If this Proposal is approved by our stockholders, awards under the Directors' Plan would not be able to be granted later than June 30, 2015. The Board may, at any earlier time, terminate the Directors' Plan or make such modifications of the Directors' Plan as it shall deem advisable. No termination or amendment of the Directors' Plan which (a) reduces the number of shares of stock subject to awards, (b) increases the option price, or (c) changes the vesting schedule may adversely affect the rights of the recipient under such Award. However, notwithstanding anything in the Directors' Plan to the contrary, the consent of the recipient of an award to an amendment of the Directors' Plan or of the award shall not be required if the Board or Compensation Committee, as the case may be, determines in its sole discretion and prior to the date of any Change in Corporate Control that such amendment either is required or advisable in order for Cubist, the Directors' Plan or the award to satisfy any law or regulation, including without limitation, the provisions of Section 409A of the Code and the regulations and other guidance issued thereunder, or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

Federal Tax Consequences to Cubist and to the Recipient of an Option, Stock Grants, Restricted Stock Units or Restricted Stock.

        The following is a brief and general summary of the United States federal income tax consequences to recipients of awards granted under the Directors' Plan. This summary is not comprehensive and is based upon laws and regulations in effect on April 1, 2009. Such laws and regulations are subject to change. This summary is intended for the information of stockholders considering how to vote and not as tax guidance to award recipients. Optionees and recipients of stock grants, restricted stock units and restricted stock under the Directors' Plan should therefore consult their own tax advisors as to the specific consequences under federal tax law in their particular circumstances, and under other tax laws, such as foreign, state or local tax laws, which are not addressed here.

        Grant of Options.    Optionees will not have to report any taxable income when they receive an option under the Directors' Plan.

        Exercise of Options.    Optionees generally will have to report taxable income upon the exercise of an option. If the exercise price is paid in cash, the optionee will be treated as receiving compensation income in an amount equal to the excess of the value of the shares on the date of exercise of the option over the exercise price. The basis in the shares for purposes of determining taxable gain or loss on any later sale, will then be equal to the exercise price plus the compensation income that was recognized.

        If the exercise price is paid by delivering shares that are already owned by the optionee, the exercise will be treated, in part, as a nontaxable exchange of shares. As in the case of a cash exercise, the optionee will be treated as receiving compensation income in an amount equal to the excess of the value of the shares received, as of the date of exercise of the option, over the exercise price. For the purpose of determining the basis and holding period of the shares received, however, those shares will be divided into two portions. A portion equal in value to the shares exchanged will have a basis equal to the basis of the shares delivered in satisfaction of the exercise price, and will have a holding period that includes the period for which the exchanged shares were held. The remaining shares will have a basis equal to the compensation income that was recognized, and a holding period beginning on the exercise date.

        In the case of a cashless exercise, the optionee will be treated as if he or she had paid the exercise price (and, if applicable, any amount of withholdings due with respect to the exercise) in cash, and had sold a portion of the shares received sufficient, after brokerage commissions, to fund the payment of the exercise price (and, if applicable, any withholdings). As in the case of a cash exercise, the optionee will be treated as receiving compensation income in an amount equal to the excess of the value of the shares received, as of the date of exercise of the option, over the exercise price, and the shares received will have an aggregate basis equal to the sum of the exercise price and the amount of such compensation income. The sale of the shares will generate a short-term capital gain or loss equal to the difference between the amount of cash raised in the sale and the adjusted basis of the shares sold (which will generally be equal to the fair market value of the shares on the exercise date).

        Stock Grants.    The recipient of a stock grant award will recognize compensation income at the date of issuance of the award in an amount equal to the fair market value of the shares at that date.

        Restricted Stock Units.    Upon an award of restricted stock units, the recipient will not have taxable income. When the restricted stock units vest and shares of common stock are delivered, the fair market value of the shares on the date the restricted stock units vest will be ordinary income to the recipient.

        Restricted Stock.    Upon an award of restricted stock, the recipient will not have taxable income unless he or she makes a valid election under Section 83(b) of the Code. However, as restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the recipient generally will recognize compensation income equal to the excess, if any, of the fair market value of the shares at the date such restrictions lapse over the purchase price, if any, paid for the restricted stock. If a purchaser makes a valid election under Section 83(b) with respect to restricted stock, he or she generally will recognize compensation income at the date of issuance of the restricted stock in an amount equal to the excess, if any, of the fair market value of the shares at that date over the purchase price, if any, paid for the restricted stock.

        Company Deductions; Tax Withholding.    We will generally be entitled to deduct a compensation expense equal to the amount of compensation income recognized by an award recipient.

        Section 409A of the Code.    For purposes of the foregoing summary of federal income tax consequences, we assumed that no award under the Directors' Plan will be considered "deferred compensation" as that term is defined for purposes of recent federal tax legislation governing nonqualified deferred compensation arrangements, Section 409A of the Code, or, if any award under the Directors' Plan were considered to any extent to constitute deferred compensation, its terms would comply with the requirements of that legislation (in general, by limiting any flexibility in the time of payment). If an award under the Directors' Plan includes deferred compensation, and its terms do not comply with the requirements of the legislation, then any deferred compensation component of such award will be taxable when it is earned and vested (even if not then payable) and the recipient will be subject to a 20% additional tax.

Vote Required

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the 2009 Annual Meeting will be required to approve these amendments to the Directors' Plan.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS
VOTE "FOR" PROPOSAL NO. 3

 PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent registered public accounting firm for the year ended December 31, 2009, and the Board has ratified such appointment. The Board has directed that our management submit the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for ratification by the stockholders at the 2009 Annual Meeting.

        PricewaterhouseCoopers LLP, or its predecessor Coopers & Lybrand, has audited our consolidated financial statements since our inception in 1992. Representatives of PricewaterhouseCoopers are expected to be at the 2009 Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our By-Laws or otherwise. However, the Board has directed our management to submit this selection to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will not be required to replace PricewaterhouseCoopers LLP as our independent registered public accounting firm. In the event of such a failure to ratify, the Audit Committee and the Board will reconsider whether or not to retain that firm for future service. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if the Audit Committee determines that such a change would be in our and our stockholders' best interests.

Vote Required

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the 2009 Annual Meeting is required to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS
VOTE "FOR" PROPOSAL NO. 4

STOCKHOLDER PROPOSALS AND BOARD CANDIDATES

        Our By-Laws set forth the procedures a stockholder must follow to nominate a candidate for election as a director or to bring other business before a stockholders meeting. For stockholders who wish to nominate a candidate for election as a director at the 2010 Annual Meeting of Stockholders, or the 2010 Annual Meeting, we must receive the nomination not less than 90 days or more than 120 days prior to the meeting. In the event a stockholder is given less than 100 days' prior notice of the meeting date (whether by notice mailed to the stockholder or through public disclosure), to be timely, the stockholder's notice of nomination must be received no later than the close of business on the seventh day following the day on which notice of the meeting date was mailed or publicly disclosed.

        If a stockholder wishes to present proposals other than proposals that will be included in the proxy materials pertaining to the 2010 Annual Meeting, we must receive notice within the timelines described above for director nominations. If a stockholder who wishes to present a proposal fails to notify us in time, that stockholder will not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of our By-Laws, the proposal is brought before the meeting, then under the SEC's proxy rules, the proxies that we solicit with respect to the 2010 Annual Meeting will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC's proxy rules.

        If, in the alternative, a stockholder wishes to bring a proposal intended for inclusion in our proxy materials to be furnished to all stockholders entitled to vote at the 2010 Annual Meeting, we must receive notice pursuant to SEC Rule 14a-8 no later than December 26, 2009.

        It is suggested that stockholders submit their proposals either by courier or Certified Mail—Return Receipt Requested.

        Please address your proposals to our Secretary at Cubist Pharmaceuticals, Inc., 65 Hayden Avenue, Lexington, MA 02421. Proposals must satisfy the procedures set forth in Rule 14a-8 under the Securities Exchange Act.

OTHER BUSINESS

        The Board knows of no other business to be acted upon at the 2009 Annual Meeting. However, if any other business properly comes before the 2009 Annual Meeting, it is the intention of the persons named in the proxy to vote on such matters in accordance with their judgment.

        The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the 2009 Annual Meeting, please vote by telephone or on the Internet by following the instructions on the Notice of Internet Availability or sign the proxy card attached to the printed copies of the proxy materials and return it by following the instructions on the proxy card.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information and reporting requirements of the Securities Exchange Act, under which we file periodic reports, proxy and information statements and other information with the SEC. Copies of the reports, proxy statements and other information may be examined without charge at the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, or on the Internet at http://www.sec.gov. Copies of all or a portion of such materials can be obtained from the Public Reference Room of the SEC upon payment of prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.

        Financial and other information about Cubist is available on our website (http://www.cubist.com). We make available on our website, free of charge, copies of our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act as soon as reasonably practicable after filing such material electronically or otherwise furnishing it to the SEC. Copies are available in print to any of our stockholders upon request in writing to "Investor Relations, Cubist Pharmaceuticals, Inc., 65 Hayden Ave., Lexington, MA 02421."

 Appendix A

CUBIST PHARMACEUTICALS, INC.

AMENDED AND RESTATED
1997 EMPLOYEE STOCK PURCHASE PLAN

        1.    Definitions.    As used in this Amended and Restated 1997 Employee Stock Purchase Plan of Cubist Pharmaceuticals, Inc., the following terms shall have the meanings respectively assigned to them below:

          1.1    Base Compensation means annual or annualized base compensation, exclusive of overtime, bonuses, contributions to employee benefit plans, or other fringe benefits.

          1.2    Beneficiary means the person designated as the Participating Employee's beneficiary on the Participating Employee's Membership Agreement or other form provided by the personnel department of the Company for such purpose or, if no such beneficiary is named, the person to whom the Option is transferred by will or under the applicable laws of descent and distribution.

          1.3    Board means the board of directors of the Company, except that, if and so long as the board of directors of the Company has delegated pursuant to Section 4 its authority with respect to the Plan to the Committee, then all references in this Plan to the Board shall refer to the Committee acting in such capacity.

          1.4    Code means the Internal Revenue Code of 1986, as amended.

          1.5    Committee means the Compensation Committee of the Board.

          1.6    Company means Cubist Pharmaceuticals, Inc., a Delaware corporation.

          1.7    Disability means, with respect to any Participating Employee, that an independent medical doctor (selected by the Company's health or disability insurer) certifies that such Participating Employee has for four (4) months, consecutive or non-consecutive, in any twelve-month period been disabled in a manner which seriously interferes with the performance of his or her responsibilities for the Company or applicable Related Corporation.

          1.8    Eligible Employee means a person who is eligible under the provisions of Section 7 to receive an Option as of a particular Offering Commencement Date.

          1.9    Employer means, as to any particular Offering Period, the Company and any Related Corporation which is designated by the Board as a corporation whose Eligible Employees are to receive Options as of that Offering Period's Offering Commencement Date.

          1.10    Market Value means, as of a particular date (i) if the Stock is listed on an exchange, the closing price of the Stock on such date on such exchange or, if no trades were reported on such date, the closing price on the most recent trading day preceding such date, and (ii) if the Stock is not quoted on an exchange, the price at which the Stock was purchased or sold in the most recent transaction in the Stock.

          1.11    Membership Agreement means an agreement whereby a Participating Employee authorizes an Employer to withhold payroll deductions from his or her Base Compensation.

          1.12    Offering Commencement Date means the first business day of an Offering Period on which Options are granted to Eligible Employees.

          1.13    Offering Period means a semi-annual period, running from either January 1 to the next following June 30 or July 1 to the next following December 31, during which Options will be offered under the Plan pursuant to a determination by the Board.

          1.14    Offering Termination Date means the last business day of an Offering Period, on which Options must, if ever, be exercised.

          1.15    Option means an option to purchase shares of Stock granted under the Plan.

          1.16    Option Shares means shares of Stock purchasable under an Option.

          1.17    Participating Employee means an Eligible Employee to whom an Option is granted.

          1.18    Plan means this Amended and Restated 1997 Employee Stock Purchase Plan of the Company, as amended from time to time.

          1.19    Related Corporation means any corporation which is or during the term of the Plan becomes a parent corporation of the Company, as defined in Section 424(e) of the Code, or a subsidiary corporation of the Company, as defined in Section 424(f) of the Code.

          1.20    Retires means termination of employment with the Company and all Related Corporations at or after attaining age 65.

          1.21    Stock means the common stock, par value $0.001 per share, of the Company.

        2.    Purpose of the Plan.    The Plan is intended to encourage ownership of Stock by employees of the Company and any Related Corporations and to provide an additional incentive for the employees to promote the success of the business of the Company and any Related Corporations. It is intended that the Plan shall be an "employee stock purchase plan" within the meaning of Section 423 of the Code.

        3.    Term of the Plan.    The Plan shall become effective on December 1, 1997 (the "Effective Date"). No Option shall be granted under the Plan after November 30, 2017.

        4.    Administration of the Plan.    The Plan shall be administered by the Board. The Board shall determine semi-annually, on or before either December 15 and June 15, whether to grant options under the Plan with respect to the Offering Period which would otherwise begin as of January 1 and July 1, respectively. The Board shall determine which (if any) Related Corporations shall be Employers as of each Offering Commencement Date. Either such determination may in the discretion of the Board apply to all subsequent Offering Periods until modified or revoked by the Board. The Board shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms of Options granted under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. All determinations of the Board under the Plan shall be final and binding as to all persons having or claiming any interest in or arising out of the Plan. The Board may delegate all or any portion of its authority with respect to the Plan to the Committee, and thereafter, until such delegation is revoked by the Board, all powers under the Plan delegated to the Committee shall be exercised by the Committee.

        5.    Termination and Amendment of Plan.    The Board may terminate or amend the Plan at any time; provided, however, that the Board may not, without approval by the holders of a majority of the outstanding shares of Stock, increase the maximum number of shares of Stock purchasable under the Plan or change the description of employees or classes of employees eligible to receive Options. Without limiting the generality of the foregoing but subject to the foregoing proviso, the Board may amend the Plan from time to time to increase or decrease the length of any future Offering Periods (e.g., to a nine month period) and to make all required conforming changes to the Plan; provided, however, that in no event will the Offering Period exceed 27 months. No termination of or amendment to the Plan may adversely affect the rights of a Participating Employee with respect to any Option held by the Participating Employee as of the date of such termination or amendment without his or her consent.

        6.    Shares of Stock Subject to the Plan.    No more than an aggregate of 1,250,000 shares of Stock may be issued or delivered pursuant to the exercise of Options granted under the Plan, subject to adjustments made in accordance with Section 9.7. Shares to be delivered upon the exercise of Options may be either shares of Stock which are authorized but unissued or shares of Stock held by the Company in its treasury. If an Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to the Option shall become available for other Options granted under the Plan. The Company shall, at all times during which Options are outstanding, reserve and keep available shares of Stock sufficient to satisfy such Options (or, if less, the maximum number still available for issuance under the foregoing limit), and shall pay all fees and expenses incurred by the Company in connection therewith. In the event of any capital change in the outstanding Stock as contemplated by Section 9.7, the number of shares of Stock reserved and kept available by the Company shall be appropriately adjusted.

        7.    Persons Eligible to Receive Options.    Each employee of an Employer shall be granted an Option on each Offering Commencement Date on which such employee meets all of the following requirements:

          7.1   The employee is customarily employed by an Employer for more than twenty hours per week and for more than five months per calendar year and, in the case of any Offering Period after the first Offering Period under the Plan, has been employed by one or more of the Employers for at least one week prior to the applicable Offering Commencement Date.

          7.2   The employee will not, after grant of the Option, own Stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 7.2, the rules of Section 424(d) of the Code shall apply in determining the Stock ownership of the employee, and Stock which the employee may purchase under outstanding options shall be treated as Stock owned by the employee.

          7.3   Upon grant of the Option, the employee's rights to purchase Stock under all employee stock purchase plans (as defined in Section 423(b) of the Code) of the Company and its Related Corporations will not accrue at a rate which exceeds $25,000 of fair market value of the Stock (determined as of the grant date) for each calendar year in which such option is outstanding at any time. The accrual of rights to purchase Stock shall be determined in accordance with Section 423(b)(8) of the Code.

        8.    Offering Commencement Dates.    Options shall be granted on the first business day of each semi-annual period, running from either January 1 to the next following June 30 or July 1 to the next following December 31, which is designated by the Board as an Offering Period. Following designation by the Board of the initial Offering Period under the Plan, all succeeding semi-annual periods described above shall be deemed Offering Periods without need of further Board action unless and until contrary action shall have been taken by the Board prior to the beginning of what would otherwise be an Offering Period.

        9.    Terms and Conditions of Options.

          9.1    General.    All Options granted on a particular Offering Commencement Date shall comply with the terms and conditions set forth in Sections 9.2 through 9.11. Subject to Sections 7.3 and 9.9, each Option granted on a particular Offering Commencement Date shall entitle the Participating Employee to purchase that number of shares equal to the result of $25,000 (or such lesser amount as is selected by the Board, prior to the applicable Offering Commencement Date, and applied uniformly during such Offering Period) divided by the Market Value of one such share on the Offering Commencement Date and then rounded down, if necessary, to the nearest whole number.

          9.2    Purchase Price.    The purchase price of Option Shares shall be 85% of the lesser of (a) the Market Value of the shares as of the Offering Commencement Date or (b) the Market Value of the shares as of the Offering Termination Date.

          9.3    Restrictions on Transfer.

            (a)   Options may not be transferred otherwise than by will or under the laws of descent and distribution. An Option may not be exercised by anyone other than the Participating Employee during the lifetime of the Participating Employee.

            (b)   The Participating Employee shall agree in the Membership Agreement to notify the Company of any transfer of Option Shares within two years of the Offering Commencement Date for such Option Shares. The Company shall have the right to place a legend on all stock certificates representing Option Shares instructing the transfer agent to notify the Company of any transfer of such Option Shares. The Company shall also have the right to place a legend on all stock certificates representing Option Shares setting forth or referring to the restriction on transferability of such Option Shares.

          9.4    Expiration.    Each Option shall expire at the close of business on the Offering Termination Date or on such earlier date as may result from the operation of Section 9.6.

          9.5    Termination of Employment of Participating Employee.    If a Participating Employee ceases for any reason (other than death or Retirement) to be continuously employed by an Employer, whether due to voluntary severance, involuntary severance, transfer, or disaffiliation of a Related Corporation with the Company, his or her Option shall immediately expire, and the Participating Employee's accumulated payroll deductions shall be returned to the Participating Employee. For purposes of this Section 9.5, a Participating Employee shall be deemed to be employed throughout any leave of absence for military service, illness or other bona fide purpose which does not exceed the longer of ninety days or the period during which the Participating Employee's reemployment rights are guaranteed by statute (including without limitation the Veterans Reemployment Rights Act or similar statute relating to military service) or by contract. If the Participating Employee does not return to active employment prior to the termination of such period, his or her employment shall be deemed to have ended on the ninety-first day of such leave of absence (or such longer period guaranteed by statute or by contract as provided above).

          9.6    Retirement or Death of Participating Employee.    If a Participating Employee Retires or dies, the Participating Employee or, in the case of death, his or her Beneficiary shall be entitled to withdraw the Participating Employee's accumulated payroll deductions, or to purchase shares on the Offering Termination Date to the extent that the Participating Employee would be so entitled had he or she continued to be employed by an Employer. The number of shares purchasable shall be limited by the amount of the Participating Employee's accumulated payroll deductions as of the date of his or her Retirement or death. Accumulated payroll deductions shall be applied by the Company toward the purchase of shares only if the Participating Employee or, in the case of death, his or her Beneficiary submits to the Employer not later than the Offering Termination Date a written request that the deductions be so applied. Accumulated payroll deductions not withdrawn or applied to the purchase of shares shall be delivered by the Company to the Participating Employee or Beneficiary within a reasonable time after the Offering Termination Date.

          9.7    Capital Changes Affecting the Stock.    In the event that, between the Offering Commencement Date and the Offering Termination Date with respect to an Option, a stock dividend is paid or becomes payable in respect of the Stock or there occurs a split-up or contraction in the number of shares of Stock, the number of shares for which the Option may thereafter be exercised and the price to be paid for each such share shall be proportionately adjusted. In the event that, after the Offering Commencement Date, there occurs a reclassification or change of outstanding shares of Stock or a consolidation or merger of the Company with or into another corporation or a sale or conveyance, substantially as a whole, of the property of the Company, the Participating Employee shall be entitled on the Offering Termination Date to receive shares of Stock or other securities equivalent in kind and value to the shares of Stock he or she would have held if he or she had exercised the Option in full immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and had continued to hold such shares (together with all other shares and securities thereafter issued in respect thereof) until the Offering Termination Date. In the event that there is to occur a recapitalization involving an increase in the par value of the Stock which would result in a par value exceeding the exercise price under an outstanding Option, the Company shall notify the Participating Employee of such proposed recapitalization immediately upon its being recommended by the Board to the Company's shareholders, after which the Participating Employee shall have the right to exercise his or her Option prior to such recapitalization; if the Participating Employee fails to exercise the Option prior to recapitalization, the exercise price under the Option shall be appropriately adjusted. In the event that, after the Offering Commencement Date, there occurs a dissolution or liquidation of the Company, except pursuant to a transaction to which Section 424(a) of the Code applies, each Option shall terminate, but the Participating Employee shall have the right to exercise his or her Option prior to such dissolution or liquidation.

          9.8    Payroll Deductions.    A Participating Employee may purchase shares under his or her Option during any particular Offering Period by completing and returning to the Company's personnel department at least ten days prior to the beginning of such Offering Period a Membership Agreement indicating a percentage (which shall be a full integer between one and fifteen) of his or her Base Compensation which is to be withheld each pay period. Unless the

  Board decides otherwise prior to the commencement of an Offering Period, all Participating Employees shall be permitted, no more often than once per Offering Period, to change the percentage of Base Compensation withheld during an Offering Period by submitting an amended Membership Agreement to the Company's personnel department indicating a different percentage of Base Compensation to be withheld. Any such amended Membership Agreement shall become effective at the time determined pursuant to rules adopted by the Board from time to time. In addition, no more than once per Offering Period, the Participating Employee may cancel his or her Agreement and withdraw all, but not less than all, of his or her accumulated payroll deductions by submitting a written request therefor to the Company's personnel department no later than the close of business on the last business day of the Offering Period. The percentage of Base Compensation withheld may also be changed from one Offering Period to another.

          9.9    Exercise of Options.    On the Offering Termination Date the Participating Employee may purchase the number of shares purchasable by his or her accumulated payroll deductions, or, if less, the maximum number of shares subject to the Option as provided in Section 9.1, provided that:

            (a)   If the total number of shares which all Participating Employees elect to purchase, together with any shares already purchased under the Plan, exceeds the total number of shares which may be purchased under the Plan pursuant to Section 6, the number of shares which each Participating Employee is permitted to purchase shall be decreased pro rata based on the Participating Employee's accumulated payroll deductions in relation to all accumulated payroll deductions otherwise to be applied to the purchase of shares as of that Offering Termination Date.

            (b)   If the number of shares purchasable includes a fraction, such number shall be adjusted to the next smaller whole number and the purchase price shall be adjusted accordingly.

          Accumulated payroll deductions not withdrawn prior to the Offering Termination Date shall be automatically applied by the Company toward the purchase of Option Shares or, to the extent in excess of the aggregate purchase price of the shares then purchasable by the Participating Employee, refunded to the Participating Employee, except that where such excess is less than the purchase price for a single share of Stock on the Offering Termination Date, such excess shall not be refunded but instead shall be carried over and applied to the purchase of shares in the first following Offering Period (subject to the possibility of withdrawal by the Participating Employee during such Offering Period in accordance with the terms of the Plan).

          9.10    Issuance of Stock.    Except as provided below, within a reasonable time after the Offering Termination Date, the Company shall deliver or issue to the Participating Employee the number of shares purchased by the Participating Employee either in the form of a stock certificate or, by causing a book entry in the Company's stock records indicating that such Participating Employee owns such shares. Shares will be issued in the participant's name only, or if his or her Membership Agreement so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require that the Company or the Participating Employee take any action in connection with the shares being purchased under the Option, issuance of such shares shall be postponed until the necessary action shall have been completed, which action shall be taken by the Company at its own expense, without unreasonable delay. The Participating Employee shall have no rights as a shareholder in respect of shares which have not been issued to the Participating Employee.

          9.11    Return of Accumulated Payroll Deductions.    In the event that the Participating Employee or the Beneficiary is entitled to the return of accumulated payroll deductions, whether by reason of voluntary withdrawal, termination of employment, Retirement, death, or in the event that accumulated payroll deductions exceed the price of shares purchased, such amount shall be returned by the Company to the Participating Employee or the Beneficiary, as the case may be, not later than within a reasonable time following the Offering Termination Date applicable to the Option Period in which such deductions were taken. Accumulated payroll deductions held by the Company shall not bear interest nor shall the Company be obligated to segregate the same from any of its other assets.

 Appendix B

CUBIST PHARMACEUTICALS, INC.

AMENDED AND RESTATED
2002 DIRECTORS' EQUITY INCENTIVE PLAN

        Options granted under this Amended and Restated 2002 Directors' Equity Incentive Plan (the "Plan") of Cubist Pharmaceuticals, Inc. (the "Company") are not intended to be treated as "incentive stock options" within the meaning of Section 422 of the Code.

        1.    Definitions.    As used in this Plan, the following terms shall have the following meanings:

          1.1.    Accelerate, Accelerated, and Acceleration, means: (a) when used with respect to an Option, that as of the relevant time of reference such Option will become exercisable with respect to some or all of the shares of Stock for which it was not then otherwise exercisable by its terms; (b) when used with respect to Restricted Stock, that the Risk of Forfeiture otherwise applicable to the Stock will expire with respect to some or all of the shares of Restricted Stock; and when used with respect to a Restricted Stock Unit Award, means that as of the relevant time of reference such Restricted Stock Unit Award will become vested with respect to some or all of such Restricted Stock Units for which it was not otherwise vested by its terms.

          1.2.    Award means any grant or sale, pursuant to the Plan, of Options, Stock Grants, Restricted Stock or Restricted Stock Units.

          1.3.    Award Agreement means an Option Agreement, an agreement for Restricted Stock or Restricted Stock Units or any other agreement between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.

          1.4.    Board means the Company's Board of Directors.

          1.5.    Change in Corporate Control means (1) the closing of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Shares would be converted into cash, securities or other property, other than a merger or consolidation pursuant to which the holders of Stock immediately prior to the merger or consolidation will have the same proportionate ownership of common stock of the surviving corporation immediately after the merger or consolidation as before the merger or consolidation, or (B) any sale, lease, exchange, or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Company, or (2) the date on which any "person" (as defined in Section 13(d) of the Exchange Act), other than the Company or a Subsidiary or employee benefit plan or trust maintained by the Company or any of its Subsidiaries shall become (together with its "affiliates" and "associates," as defined in Rule 12b-2 under the Exchange Act) the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 100% of the Stock outstanding at the time, with the prior approval of the Board, or (3) a Hostile Change in Corporate Control.

          1.6.    Code means the United States Internal Revenue Code of 1986, as amended.

          1.7.    Company means Cubist Pharmaceuticals, Inc., a Delaware corporation.

          1.8.    Compensation Committee means a committee comprised of two or more Outside Directors, appointed by the Board, and vested by the Board with the power and authority to administer the Plan in accordance with the provisions of Section 5.

          1.9.    Exchange Act means the Securities Exchange Act of 1934, as amended.

          1.10.    Eligible Director means a director of one or more of the Company and its Subsidiaries who is not also an employee or officer of one or more of the Company and its Subsidiaries.

          1.11.    Fair Market Value means on any date (i) if the Stock is listed on an exchange, the closing price of the Stock on such date or, if no trades were reported on such date, the closing price on the most recent trading day preceding such date on which a trade occurred, and (ii) if the Stock is not traded on an exchange, the price at which the Stock was purchased or sold in the most recent transaction in the Stock.

          1.12.    Grant Date means the date as of which an Option is granted.

          1.13.    Holder means, with respect to any Award, (i) the Eligible Director to whom such Award shall have been granted under the Plan, or (ii) any transferee of such Award to whom such Award shall have been transferred in accordance with the provisions of Section 14.

          1.14.    Hostile Change in Corporate Control means the date on which any "person" (as defined in Section 13(d) of the Exchange Act), other than the Company or a Subsidiary or employee benefit plan or trust maintained by the Company or any of its Subsidiaries shall become (together with its "affiliates" and "associates," as defined in Rule 12b-2 under the Exchange Act) the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 25% of the Stock outstanding at the time, without the prior approval of the Board.

          1.15.    Incentive Option means an "incentive stock option" within the meaning of Section 422 of the Code.

          1.16.    Incumbent Directors means, in the case of a Hostile Change in Corporate Control, those individuals who were members of the Company's Board of Directors immediately prior to such Hostile Change in Corporate Control.

          1.17.    Option means an option granted under the Plan to purchase Shares.

          1.18.    Option Agreement means an agreement between the Company and an Optionee, setting forth the terms and conditions of an Option.

          1.19.    Option Price means the price paid by an Optionee for a Share upon exercise of an Option.

          1.20.    Optionee means a person eligible to receive an Option, to whom an Option shall have been granted under the Plan.

          1.21.    Outside Director means a member of the Board who is not an officer, employee or consultant of the Company or any Subsidiary.

          1.22.    Plan means this Amended and Restated 2002 Directors' Equity Incentive Plan of the Company, as amended from time to time.

          1.23.    Restricted Stock means an Award pursuant to Section 9 below of Shares subject to a Risk of Forfeiture.

          1.24.    Restricted Stock Units means an Award pursuant to Section 9 below of the right to receive Shares at the end of a Restriction Period, which Shares may, but need not be, subject to a Risk of Forfeiture.

          1.25.    Restriction Period means the period of time, established by the Compensation Committee in connection with an Award of Restricted Stock or Restricted Stock Units, during which some or all of the shares of Restricted Stock or the Restricted Stock Units are subject to a Risk of Forfeiture and/or vesting as described in the applicable Award Agreement.

          1.26.    Risk of Forfeiture means a limitation on the right of the Eligible Director to retain Restricted Stock or Restricted Stock Units, including a right of the Company to reacquire shares of Restricted Stock at less than their then Fair Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

          1.27.    Securities Act means the United States Securities Act of 1933, as amended.

          1.28.    Shares means shares of Stock.

          1.29.    Stock means common stock, $.001 par value per share, of the Company.

          1.30.    Stock Grant means an Award pursuant to Section 9 below of shares of Stock not subject to restrictions or other forfeiture conditions.

          1.31.    Subsidiary means any corporation which qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" in Section 424(f) of the Code.

        2.    Purpose.    This Plan is intended to promote the recruiting and retention of highly qualified Eligible Directors, to strengthen commonality of interest between directors and stockholders by encouraging ownership of Stock by Eligible Directors, and to provide additional incentives for Eligible Directors to promote the success of the Company's business. The Plan is not intended to be an incentive stock option plan within the meaning of Section 422 of the Code. None of the Options granted hereunder will be Incentive Options.

        3.    Term of the Plan.    Awards may be granted hereunder at any time in the period commencing upon the effectiveness of the Plan pursuant to Section 21 and ending on June 30, 2015.

        4.    Stock Subject to the Plan.    Subject to the provisions of Section 15 of the Plan, at no time shall the number of Shares issued pursuant to or subject to outstanding Awards granted under the Plan exceed 1,375,000 Shares. The Shares to be issued under the Plan will be made available, at the discretion of the Compensation Committee, from authorized but unissued Shares or Shares held by the Company in its treasury. Options awarded shall reduce the number of Shares available for Awards by one Share for every one Share so awarded. Stock Grant Awards, Awards of Restricted Stock and Awards of Restricted Stock Units shall reduce the number of Shares available for Awards by two Shares for every one Share so awarded. If any Option expires, terminates or is cancelled for any reason without having been exercised in full, or if any Award other than an Option is forfeited by the recipient or repurchased by the Company at less than its Fair Market Value, the Shares not purchased by the

Optionee or forfeited by the recipient or repurchased shall again be available for Awards to be granted under the Plan.

        5.    Administration.    The Plan shall be administered by the Compensation Committee. Subject to the provisions of the Plan, the Compensation Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Compensation Committee's determinations on the matters referred to in this Section 5 shall be final, binding and conclusive on all persons having or claiming an interest under the Plan or an Award made pursuant hereto. Notwithstanding anything expressed or implied in the Plan to the contrary, at any time and on any one or more occasions, the Board may itself exercise any of the powers and responsibilities assigned to the Compensation Committee under the Plan and when so acting shall have the benefit of all of the provisions of this Plan pertaining to the Compensation Committee's exercise of its authorities hereunder.

        6.    Eligibility.    Only Eligible Directors shall be granted Awards under the Plan.

        7.    Options.

          7.1.    Directors Elected For First Time.    Subject to the Plan's effectiveness as set forth in Section 21, each Eligible Director who is elected to the Board during the term of the Plan (whether elected at an annual or special stockholders' meeting or by action of the Board or written consent of stockholders without a meeting), and who prior to such election was never previously a member of the Board, shall be granted, on the date of such meeting or other appointment, an Option to purchase a number of shares of Common Stock in an amount set by resolution of the Board prior to such date (a "Section 7.1 Option"). Subject to the preceding sentence and to Sections 10, 11 and 12, grants of Options under this Section 7.1 occur automatically without any action being required of the Optionee, the Compensation Committee, the Board, the Company or any other person, entity or body.

          7.2.    Annual Grants.    Subject to the Plan's effectiveness as set forth in Section 21, on the date of each annual meeting of stockholders of the Company, each Eligible Director who continues to be a director of the Company as of the close of business on the date of such annual meeting of stockholders shall be granted an Option on such business day to purchase Shares in an amount set by resolution of the Board prior to such business day. Subject to the preceding sentence and to Sections 10, 11 and 12, grants of Options under this Section 7.2 (a "Section 7.2 Option") occur automatically without any action being required of the Optionee, the Compensation Committee, the Board, the Company or any other person, entity or body.

          7.3.    Certain Terms of Options.    Each Option granted to an Optionee under this Section 7 shall have an exercise price equal to at least 100% of the Fair Market Value of the Stock on the applicable Grant Date. No Option granted pursuant to this Section 7 is intended to qualify as an Incentive Option. The grants shall be evidenced by Option Agreements containing provisions that are in all respects consistent with this Section 7. All of such Option Agreements shall contain identical terms and conditions, except as otherwise required or permitted by this Section 7.

          7.4.    Option Period.    The option period for any Option granted pursuant to this Section 7 shall be no longer than ten years from the Grant Date.

          7.5.    Exercisability.    Each Section 7.1 Option and Section 7.2 Option granted to an Eligible Director shall be exercisable according to a schedule determined by the Board in its sole discretion (and not the Compensation Committee, notwithstanding the responsibilities assigned to the Compensation Committee pursuant to Section 5), provided, however, that if the Optionee with respect to such Section 7.1 Option or Section 7.2 Option shall cease to be a director of the Company, then, subject to Sections 7.6 and 12 hereof, such Section 7.1 Option or Section 7.2 Option shall thereafter be exercisable only with respect to those of such installments for which such Section 7.1 Option or Section 7.2 Option is exercisable, pursuant to this Section 7.5, at the time of such cessation.

          7.6.    Certain Modifications of Options.    Notwithstanding anything in this Section 7 or any applicable Option Agreement to the contrary, in the case of an Option not otherwise immediately exercisable in full, the Compensation Committee may accelerate the exercisability of such Option in whole or in part at any time. In the event that the Compensation Committee accelerates the exercisability of any Option in whole or in part at any time, the Compensation Committee may require as a condition precedent to the effectiveness of any such acceleration that the holder of such Option shall enter into a written agreement with the Company providing, among other things, that the Shares subject to such Option shall, following their issuance upon exercise of such Option, be subject to a repurchase option in favor of the Company upon such terms as the Compensation Committee shall determine in its sole and absolute discretion.

        8.    Exercise of Option.

          8.1.    An Option may be exercised only by giving written notice, in the manner provided in Section 19 hereof, specifying the number of Shares as to which the Option is being exercised, accompanied (except as otherwise provided in Sections 8.2 and 8.3) by full payment for such Shares in the form of a check or bank draft payable to the order of the Company or other Shares with a current Fair Market Value equal to the Option Price of the Shares to be purchased. Receipt by the Company of such notice and payment shall constitute the exercise of the Option or a part thereof. Subject to the provisions of the Plan (including, without limitation, Sections 10, 11 and 12) or any applicable Option Agreement, within 30 days after receipt of such notice and payment, the Company shall deliver or cause to be delivered to the Holder the number of Shares then being purchased by the Holder, or cause a book entry in the Company's stock records indicating that such Holder owns such Shares. Such Shares shall be fully paid and nonassessable.

          8.2.    In lieu of payment by check, bank draft or other Shares accompanying the written notice of exercise as described in Section 8.1, a Holder may, unless prohibited by applicable law, elect to effect payment by including with the written notice referred to in Section 8.1 irrevocable instructions to deliver for sale to a registered securities broker acceptable to the Company that number of Shares subject to the Option being exercised sufficient, after brokerage commissions, to cover the aggregate exercise price of such Option and, if the Holder further elects, the withholding obligations of the Optionee and/or such Holder pursuant to Section 12 with respect to such exercise, together with irrevocable instructions to such broker to sell such Shares and to remit directly to the Company such aggregate exercise price and, if the Holder has so elected, the amount of such withholding obligation. The Company shall not be required to deliver to such securities broker such Shares until it has received from the broker such exercise price and, if the Holder has so elected, the amount of such withholding obligation.

          8.3.    No Holder shall be permitted to effect payment of any amount of the Option Price of the Shares to be purchased by executing and delivering to the Company a promissory note.

          8.4.    The right of the Holder to exercise an Option pursuant to any provision of this Section 8, and the obligation of the Company to issue Shares upon any exercise of an Option pursuant to this Section 8, is subject to compliance with all of the other provisions of the Plan (including, without limitation, Sections 10, 11 and 12) or any applicable Option Agreement.

        9.    Restricted Stock and Restricted Stock Units.

          9.1.    Restricted Stock.    Awards of Restricted Stock may be made under the following terms and conditions and such other terms and conditions, not inconsistent with the terms of the Plan, as the Compensation Committee may prescribe:

            (a)    Purchase Price.    Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, as is determined by the Compensation Committee.

            (b)    Acceptance of Awards.    Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Compensation Committee may specify at grant) after the Award date by execution of an Award Agreement for Restricted Stock and payment of whatever price (if any) is required pursuant to the terms of the Award.

            (c)    Issuance of Certificates.    Each Eligible Director receiving a Restricted Stock Award, subject to Section 9.1(d) below, shall be issued a stock certificate (in paper or electronic form) in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Eligible Director, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

      "The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of the Cubist Pharmaceuticals, Inc. Amended and Restated 2002 Directors' Equity Incentive Plan and an Award Agreement entered into by the registered owner and Cubist Pharmaceuticals, Inc. Copies of such Plan and Agreement are on file in the offices of Cubist Pharmaceuticals, Inc."

            (d)    Escrow of Shares.    The Compensation Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Eligible Director deliver a stock power, endorsed in blank, relating to the Shares covered by such Award.

            (e)    Restrictions and Restriction Period.    During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or affiliate performance or otherwise as the Compensation Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Compensation Committee on such basis as it deems appropriate.

            (f)    Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award.    Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Eligible Director shall have all of the rights of a stockholder of the Company, including the right to vote, and the right to receive any dividends with respect to, the shares of Restricted Stock. The Compensation Committee, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred during the Restriction Period and, if the Compensation Committee so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 4.

            (g)    Lapse of Restrictions.    If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates (in paper or electronic form) for such Shares shall be delivered to the Eligible Director promptly if not theretofore so delivered.

          9.2.    Restricted Stock Units.    Awards of Restricted Stock Units may be made under the following terms and conditions and such other terms and conditions, not inconsistent with the terms of the Plan, as the Compensation Committee may prescribe:

            (a)    Purchase Price.    Awards of Restricted Stock Units shall be granted under the Plan for such consideration, if any, in cash, other property or services, as is determined by the Compensation Committee.

            (b)    Acceptance of Awards.    Awards of Restricted Stock Units must be accepted within a period of 60 days (or such shorter period as the Compensation Committee may specify at grant) after the Award date by execution of an Award Agreement for Restricted Stock Units and payment of whatever price (if any) is required pursuant to the terms of the Award.

            (c)    Issuance of Shares.    Following the vesting of an Award of Restricted Stock Units, the Holder shall be issued the Shares underlying such Award in accordance with the terms and at the time or times set forth in the applicable Award Agreement. Such Shares when issued shall be registered in the name of the Holder, and, if applicable and certificated, shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

            (d)    Vesting.    The Restricted Stock Units shall vest in such installments, cumulative or non-cumulative, as the Compensation Committee may determine or upon conditions, related to the performance or service, Company or Subsidiary performance or otherwise, as the Compensation Committee may determine. Notwithstanding anything in this Section 9 or any applicable Award Agreement to the contrary, the Compensation Committee may Accelerate the vesting of Restricted Stock Units in whole or in part at any time on such basis as it deems appropriate. In the event that the Compensation Committee Accelerates the vesting of any Restricted Stock Unit Award in whole or in part at any time, the Compensation Committee may require as a condition precedent to the effectiveness of any such Acceleration that the Holder shall enter into a written agreement with the Company providing, among other things, that the Shares subject to such Restricted Stock Unit Award shall, following their issuance upon vesting of such Restricted Stock Unit Award, be subject to a repurchase option in favor of the Company upon such terms as the Compensation Committee shall determine in its sole and absolute discretion.

            (e)    Restrictions and Restriction Period.    During the Restriction Period applicable to Restricted Stock Units, such Awards shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Subsidiary performance or otherwise as the Compensation Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Compensation Committee on such basis as it deems appropriate.

            (f)    Limitations of Rights in Stock.    A Holder shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Shares covered by an Award of Restricted Stock Units, except to the extent that the Restricted Stock Units shall have vested and, in addition, the Shares shall have been issued therefore and delivered to the Holder or his agent. If so provided pursuant to the terms of the Award Agreement, the Holder of an Award of Restricted Stock Units shall be entitled to receive, following the vesting of the Award, payments equivalent to any dividends declared at any point after such vesting with respect to the vested Shares underlying the Award. Unless the Award Agreement shall provide otherwise, any such dividend equivalents shall be paid, if at all, without interest or other earnings.

          9.3.    Stock Grants.    In recognition of contributions to the success of the Company, in lieu of compensation otherwise already due and in such other circumstances as the Compensation Committee deems appropriate, shares of Stock may be issued to Eligible Directors, either alone or in addition to other Awards granted under the Plan at such price, if any, as the Compensation Committee may determine. Stock Grant Awards shall be made without forfeiture conditions of any kind and otherwise pursuant to such terms and conditions as the Compensation Committee may determine.

        10.    Restrictions on Issue of Shares.

          10.1.    Notwithstanding any other provision of the Plan, if, at any time, in the reasonable opinion of the Company the issuance of Shares covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of such Shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation; and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

            (a)   the Shares are at the time of the issue of such Shares effectively registered under the Securities Act; or

            (b)   the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel or a no-action letter, each in form and substance reasonably satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such Shares or such beneficial interest, as the case may be, does not require registration under the Securities Act or any applicable state securities laws.

          The Company shall make all reasonable efforts to bring about the occurrence of said events.

          10.2.    If the Company shall deem it necessary or desirable to register under the Securities Act or other applicable statutes any Shares covered by an Award, or to qualify any such Shares for exemption from the Securities Act or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each Holder, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

          10.3.    All Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Compensation Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Compensation Committee may, if certificated, cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        11.    Purchase for Investment.

          11.1.    Without limiting the generality of Section 10 hereof, if the Shares covered by an Award granted under the Plan have not been effectively registered under the Securities Act, the Company shall be under no obligation to issue any such Shares unless the Holder shall have made such written representations and covenants to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of ensuring that the issuance of such Shares will be exempt from the registration requirements of the Securities Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to written representations that the Holder is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such Shares.

          11.2.    Each Share to be issued pursuant to an Award granted pursuant to this Plan may bear a reference to the investment representation made in accordance with this Section 11 and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such Shares of Stock.

        12.    Withholding; Notice of Disposition of Stock Prior to Expiration of Specified Holding Period.

          12.1.    Whenever Shares are to be issued in satisfaction of an Award granted hereunder, the Company shall have the right to require the Award recipient and/or any subsequent Holder to remit to the Company an amount sufficient to satisfy federal, state, local, employment or other tax withholding requirements if, when and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any such Shares. The obligations of the Company under the Plan shall be conditional on such payment and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment or consideration of any kind otherwise due to the recipient of an Award.

          12.2.    The Compensation Committee may, at or after grant, permit an Award recipient and/or subsequent Holder to satisfy any tax withholding requirements pertaining to the exercise of an Option or the receipt of Restricted Stock or Restricted Stock Units by delivery to the Company of

  Shares (including, without limitation, Shares obtained pursuant to the Award that is creating the tax obligation having a value equal to the minimum statutory withholding amount) having a value equal to the amount to be withheld. The value of Shares to be so delivered shall be based on the Fair Market Value of a Share on the date the amount of tax to be withheld is to be determined.

        13.    Termination of Association with the Company.

          13.1.    If an Optionee ceases to be a director of the Company, and if applicable, its Subsidiaries, for any reason other than death of such Optionee, any Option held by such Optionee and/or any subsequent Holder may be exercised by such Optionee and/or such subsequent Holder at any time within 90 days after the termination of such relationship, but only to the extent exercisable at termination and in no event after the applicable option period. If an Optionee dies, any Option held by such Optionee and/or any subsequent Holder may be exercised by such Optionee, such subsequent Holder and/or the executor or administrator of such Optionee or such subsequent Holder at any time within the shorter of the applicable option period or 12 months after the date of the Optionee's death, but only to the extent exercisable at the time of such Optionee's death. Options which are not exercisable at the time of termination between the Company and the Optionee or which are so exercisable but are not exercised within the time periods described above shall terminate.

          13.2.    If an Eligible Director ceases to be a director of the Company, and if applicable, its Subsidiaries, for any reason, any Shares still subject to an Award of Restricted Stock or Restricted Stock Units held by such Eligible Director are subject to a Risk of Forfeiture at such time shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the applicable Award Agreement.

          13.3.    Notwithstanding anything to the contrary in this Section 13, in the event that (i) the applicable Award Agreement with respect to an Award shall contain specific provisions governing the effect that any termination of association with the Company shall have on the Award, or (ii) the Board shall at any time adopt specific provisions governing the effect that any such termination shall have on the Award, then such provisions shall, to the extent that they are inconsistent with the provisions of this Section 13, control and be deemed to supersede the provisions of this Section 13.

        14.    Transferability of Awards.    Awards shall not be transferable; provided, however, that Awards shall be transferable by will or the laws of descent and distribution; and provided, further, that Awards may be transferred to a third party if and to the extent authorized and permitted by the Compensation Committee at the time of grant of such Awards or at any time thereafter. In granting its authorization and permission to any proposed transfer of an Award to a third party, the Compensation Committee may impose conditions or requirements that must be satisfied by the transferor or the third party transferee prior to or in connection with such transfer, including, without limitation, any conditions or requirements that may be necessary or desirable, in the sole and absolute discretion of the Compensation Committee, to ensure that such proposed transfer complies with applicable securities laws or to prevent the Company, such transferor or such third party transferee from violating or otherwise not being in compliance with applicable securities laws as a result of such transfer. The Compensation Committee may at any time and from time to time delegate to one or more officers of the Company the authority to permit transfers of Awards to third parties pursuant to this Section 14, which authorization shall be exercised by such officer or officers in accordance with guidelines established by the Compensation Committee at any time and from time to time. The restrictions on transferability set forth in this Section 14 shall in no way preclude any Holder from effecting "cashless" exercises of an Option pursuant to, and in accordance with, Section 8.2 hereof.

        15.    Adjustment Provisions.

          15.1.    Adjustment for Corporate Actions.    All of the share numbers set forth in the Plan reflect the capital structure of the Company as of June 4, 2009. If subsequent to such date the outstanding shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities or property (including cash), or if subsequent to such date additional shares or new or different shares or other securities or property (including cash) are distributed with respect to or in exchange for shares of Stock or other securities upon the merger, consolidation, sale of all or substantially all the property or assets of the Company, sale of all of the outstanding Stock of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to shares of Stock, or other securities (each of the foregoing events an "Adjustment Event"), an appropriate and proportionate adjustment will be made in (i) the maximum number and kind of shares or other securities subject to the provisions of Section 4, (ii) the numbers and kinds of shares or other securities or property (including cash) subject to the then outstanding Awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options (without change in the aggregate purchase price as to which such Options remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right. Without limiting the generality of the foregoing provisions of this Section 15.1, upon the occurrence of an Adjustment Event, Holders of Options outstanding immediately prior to such Adjustment Event shall upon exercise of such Options at any time following such Adjustment Event be entitled to receive the shares of stock, other securities or property (including cash) that such Holders would have received as a result of such Adjustment Event if such Holders had exercised such Options immediately prior to such Adjustment Event. The provisions of this Section 15.1 (including, without limitation, the immediately preceding sentence) shall apply successively with respect to multiple Adjustment Events that occur over time.

          15.2.    Change in Corporate Control.    Subject to any provisions of then outstanding Awards granting greater rights to the holders thereof, in the event of a Change in Corporate Control any then outstanding Awards shall Accelerate. For the purposes of the preceding sentence, (i) in the case of a Change in Corporate Control that is not a Hostile Change in Corporate Control, the Board (and not the Compensation Committee, notwithstanding the responsibilities assigned to the Compensation Committee pursuant to Section 5) shall have the discretion to exclude any such Change in Corporate Control from the application of the provisions of the immediately preceding sentence, and (ii) in the case of a Hostile Change in Corporate Control, a majority of the Incumbent Directors prior to such Hostile Change in Corporate Control shall have the discretion to exclude any such Change in Corporate Control from the application of the provisions of the immediately preceding sentence. To the extent Awards are not assumed, substituted or replaced upon a Change in Corporate Control that is not a Hostile Change in Corporate Control, the Board (and not the Compensation Committee, notwithstanding the responsibilities assigned to the Compensation Committee pursuant to Section 5) shall have the discretion to (a) terminate any outstanding Options to the extent not exercised prior to or simultaneously with such Change in Corporate Control and (b) cause any shares of Restricted Stock or Restricted Stock Units still subject to a Risk of Forfeiture immediately prior to such Change in Corporate Control to be forfeited or repurchased by the Company in accordance with the terms specified in the applicable Award Agreement. Upon a Change in Corporate Control, each outstanding Award will be appropriately adjusted simultaneously with such Change in Corporate Control in accordance with Section 15.1.

          15.3.    Dissolution or Liquidation.    Upon dissolution or liquidation of the Company each outstanding Option shall terminate, but the Optionee (if at the time in the employ of or otherwise associated with the Company or any of its Subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise the Option to the extent exercisable on the date of such dissolution or liquidation.

          15.4.    Related Matters.    Any adjustment in Awards made pursuant to this Section 15 shall be determined and made, if at all, by the Compensation Committee and shall include any correlative modification of terms, including of Option Prices, rates of vesting or exercisability, Risks of Forfeiture, applicable repurchase prices for Restricted Stock and other financial objectives which the Compensation Committee may deem necessary or appropriate so as to ensure the rights of the Holders are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 15. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares.

        16.    Reservation of Stock.    The Company shall at all times during the term of the Plan and, without duplication, of any outstanding Awards, reserve or otherwise keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan (if not then terminated) and such outstanding Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

        17.    Limitation of Rights in Stock; No Special Employment or Other Rights.    A Holder shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Shares covered by an Award, unless and until the Company shall have issued and delivered to the Holder or his agent such Shares. Any Stock issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation, and the By-laws of the Company, if any. Nothing contained in the Plan or in any Award Agreement shall confer upon any Eligible Director any right with respect to the continuation of his or her retention as a director to the Company (or any Subsidiary), or interfere in any way with the right of the Company (or any Subsidiary), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such directorship or to increase or decrease the compensation of the Eligible Director from the rate in existence at the time of the grant of an Award.

        18.    Termination and Amendment of the Plan.    Except as otherwise required by applicable law or the rules of any stock exchange on which the Stock is listed, the Board may at any time terminate the Plan or make such modifications to the Plan as it shall deem advisable. Any termination of the Plan shall not affect the terms of any Award outstanding on the date of such termination. Unless the Board otherwise expressly provides and except to the extent otherwise provided in the next sentence, amendments of the Plan shall apply to all Awards outstanding on the date of such amendments to the same extent as if such amendments had been in effect at the time that each of such outstanding Awards was granted. Notwithstanding the foregoing, no amendment of the Plan may, without the consent of any recipient of an Award outstanding on the date of such amendment (i) reduce the number of shares of Stock subject to such Award, (ii) increase the Option Price of such Award, or (iii) change the vesting schedule of such Award in a manner that adversely affects the rights of the recipient thereof. The Compensation Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan, and provided, further, that no such amendment of such Award may, without the consent of the Holder thereof (x) reduce the number of shares of Stock subject to such Award, (y) increase the Option Price, or (z) change the vesting schedule of such Award in a manner that adversely affects the rights of the recipient under such Award. Notwithstanding the foregoing or anything to the contrary in the Plan, no repricing of outstanding Awards shall be permitted under the Plan without first receiving approval from the holders of Stock representing not less than a majority of the then outstanding Shares present and voting. For this purpose, the term "repricing" shall mean any of the following or any other action that has the same effect: (i) lowering the Option Price of an Option after it is granted, (ii) buying-out an outstanding Option at a time when its Option Price exceeds the Fair Market Value of the Stock for cash or shares, (iii) any other action that is treated as a repricing under generally accepted accounting principles, or (iv) canceling an Option at a time when its Option Price exceeds the Fair Market Value of the Stock in exchange for another Option, Restricted Stock, Restricted Stock Units, a Stock Grant or other equity of the Company, unless the cancellation and exchange occurs in connection with a Change in Corporate Control. Notwithstanding anything in this Section 18 to the contrary, the consent of the recipient of an Award to an amendment of the Plan or of the Award shall not be required if the Board or Compensation Committee, as the case may be, determines in its sole discretion and prior to the date of any Change in Corporate Control that such amendment either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation, the provisions of Section 409A of the Code (and any successor provisions of the Code) and the regulations and other guidance issued thereunder, or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

        19.    Notices and Other Communications.    All notices and other communications required or permitted under the Plan shall be effective if in writing and if delivered or sent by certified or registered mail, return receipt requested (a) if to the Holder, at his or her residence address last filed with the Company, and (b) if to the Company, at 65 Hayden Avenue, Lexington, Massachusetts 02421, Attention: General Counsel or to such other persons or addresses as the Holder or the Company may specify by a written notice to the other from time to time. Copies of all notices sent to any Holder that is not the Award recipient shall also be sent to the Award recipient in the manner set forth in this Section 19.

        20.    Exemption From or Compliance with Section 409A of the Code.    The Company intends that the Plan and any Awards granted hereunder either be exempt from the application of Section 409A of the Code or meet the requirements of paragraphs (2), (3) and (4) of subsection (a) of Section 409A of the Code (and any successor provisions of the Code) and the regulations and other guidance issued thereunder (the "Requirements"), to the extent applicable, and be operated in accordance with such Requirements, so that any compensation payable under any Award (including any dividends and dividend equivalents) shall not be included in income under Section 409A of the Code. Any ambiguities in the Plan shall be construed to effect the intent as described in this Section 20.

        21.    Effectiveness.    This Plan was originally entitled the "2002 Directors' Stock Option Plan" and was first approved by the Board on March 5, 2002. The Plan was first ratified and approved by the stockholders of the Company on June 13, 2002. The Plan, as previously amended and restated, was ratified and approved by the stockholders on June 10, 2003 and on June 10, 2004. The First Amendment to the Plan was approved by the Board on August 2, 2005. A further amendment and restatement of the Plan was ratified and approved by the stockholders of the Company on June 8, 2006. A further amendment and restatement of the Plan was approved by the Board on March 8, 2007, and was ratified and approved by the stockholders of the Company on June 7, 2007. A further amendment and restatement of the Plan was approved by the Board on March 10, 2008 and April 9, 2008. A further amendment and restatement of the Plan was approved by the Board effective as of the Company's 2009 Annual Meeting of Stockholders, with the proposed extension of the Plan term and the increase in the number of shares authorized under the Plan subject to approval by the Company's stockholders at the Company's 2009 Annual Meeting of Stockholders.

<STOCK#> 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 123456 C0123456789 12345 0 2 1 8 8 0 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 011SEA 3 3 B V + Annual Meeting Proxy Card + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. For Against Abstain 2. A proposal to amend our Amended and Restated 1997 Employee Stock Purchase Plan, or ESPP, to increase the number of shares issuable under the ESPP by 500,000. 4. A proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. For Against Abstain 3. A proposal to amend our Amended and Restated 2002 Directors’ Equity Incentive Plan, or Directors’ Plan, to extend the term of the Directors’ Plan by three years and to increase the number of shares issuable under the Directors’ Plan by 400,000. 01 - Kenneth Bate 02 - Nancy Hutson 03 - Martin Soeters 1. Election of Class I Directors: For Withhold For Withhold For Withhold Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of 2009 Annual Meeting of Stockholders and related Proxy Statement. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. B Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 2:00 a.m., Eastern Time, on June 4, 2009. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/CBST • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

Proxy Solicited by Board of Directors for the 2009 Annual Meeting of Stockholders on June 4, 2009 The undersigned hereby appoints David W.J. McGirr and Tamara L. Joseph and each of them proxies, each with power of substitution, to vote at the 2009 Annual Meeting of Stockholders of CUBIST PHARMACEUTICALS, INC. to be held on June 4, 2009 (including any adjournments or postponements thereof), with all the powers the undersigned would possess if personally present, as specified on the ballot on the reverse side on the matters listed on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby. This proxy when properly executed will be voted in the manner directed herein by the stockholder. If no contrary specification is made, this proxy will be voted for the election of nominees of the board of directors, for the proposal to amend our Amended and Restated 1997 Employee Stock Purchase Plan, or ESPP, to increase the number of shares issuable under the ESPP by 500,000, for the proposal to amend our Amended and Restated 2002 Directors’ Equity Incentive Plan, or Directors’ Plan, to extend the term of the Directors’ Plan by three years and to increase the number of shares issuable under the Directors’ Plan by 400,000, and for the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2009 and upon such other business as may properly come before the meeting in the appointed proxies’ discretion. PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND. Proxy — Cubist Pharmaceuticals, Inc. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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GENERAL INFORMATION
PRINCIPAL STOCKHOLDERS
MANAGEMENT STOCKHOLDERS
INFORMATION AS TO DIRECTORS AND NOMINEES FOR DIRECTOR
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
Grants of Plan-Based Awards in 2008
Outstanding Equity Awards at 2008 Year-End
Option Exercises and Stock Vested in 2008
Termination of Employment and Change-in-Control Agreements
Payments to Michael Bonney Assuming a December 31, 2008 Termination
Payments to David McGirr Assuming a December 31, 2008 Termination
Payments to Robert Perez Assuming a December 31, 2008 Termination
Payments to Lindon Fellows Assuming a December 31, 2008 Termination
Payments to Steven Gilman Assuming a December 31, 2008 Termination
DIRECTOR COMPENSATION
COMPENSATION COMMITTEE REPORT(1)
MEETING AND COMMITTEES OF THE BOARD
CORPORATE GOVERNANCE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
TRANSACTIONS WITH RELATED PERSONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT(1)
PROPOSAL NO. 1
PROPOSAL NO. 2
PROPOSAL NO. 3
PROPOSAL NO. 4
STOCKHOLDER PROPOSALS AND BOARD CANDIDATES
OTHER BUSINESS
WHERE YOU CAN FIND MORE INFORMATION
  Appendix A
  Appendix B